      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1997

                                                      REGISTRATION NO. 333-18967
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 3 TO
                                   FORM SB-2


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                     AMERICAN CHAMPION ENTERTAINMENT, INC.

                 (Name of Small Business Issuer in its Charter)

           DELAWARE                          7812                  94-3261987
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                        26203 PRODUCTION AVENUE, SUITE 5
                           HAYWARD, CALIFORNIA 94545
                                 (510) 782-8168

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ANTHONY K. CHAN
                            CHIEF EXECUTIVE OFFICER
                        26203 PRODUCTION AVENUE, SUITE 5
                           HAYWARD, CALIFORNIA 94545
                                 (510) 782-8168

          (Name and address and telephone number of agent for service)

                            ------------------------

                                   COPIES TO:


        JON W. NEWBY, ESQUIRE                   GREGORY SICHENZIA, ESQUIRE
          STAN SZE, ESQUIRE                        SINGER ZAMANSKY LLP
 SHEPPARD, MULLIN, RICHTER & HAMPTON          40 EXCHANGE PLACE, 20TH FLOOR
                 LLP
  333 SOUTH HOPE STREET, 48TH FLOOR              NEW YORK, NEW YORK 10005
    LOS ANGELES, CALIFORNIA 90071                     (212) 809-8550
            (213) 620-1780



                            ------------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     AMERICAN CHAMPION ENTERTAINMENT, INC.

                             CROSS REFERENCE SHEET
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM SB-2

FORM SB-2 ITEM NUMBER AND CAPTION                                                  PROSPECTUS CAPTION
----------------------------------------------------------------  -----------------------------------------------------
       1.  Front of Registration Statement and Outside Front
             Cover of Prospectus................................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                    Cover Page of Prospectus; Additional Information
       3.  Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Prospectus Summary; Use of Proceeds; Rescission Offer
       5.  Determination of Offering Price......................  Outside Front Cover Page of Prospectus; Underwriting
       6.  Dilution.............................................  Dilution
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Underwriting
       9.  Legal Proceedings....................................  Business
      10.  Directors, Executive Officers, Promoters and Control
             Persons............................................  Management
      11.  Security Ownership of Certain Beneficial Owners and
             Management.........................................  Principal Stockholders
      12.  Description of Securities............................  Prospectus Summary; Dividend Policy; Capitalization;
                                                                    Description of Securities
      13.  Interest of Named Experts and Counsel................  Not Applicable
      14.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  Management; Underwriting
      15.  Organization Within Last Five Years..................  Certain Transactions
      16.  Description of Business..............................  Prospectus Summary; Risk Factors; Management's
                                                                    Discussion and Analysis of Financial Condition and
                                                                    Results of Operations; Business
      17.  Management's Discussion and Analysis or Plan of
             Operation..........................................  Management's Discussion and Analysis of Financial
                                                                    Condition and Results of Operations
      18.  Description of Property..............................  Business
      19.  Certain Relationship and Related Transactions........  Certain Transactions
      20.  Market for Common Equity and Related Stockholder
             Matters............................................  Outside Front Cover Page of Prospectus; Dividend
                                                                    Policy; Capitalization; Description of Securities;
                                                                    Principal Stockholders; Shares Eligible for Future
                                                                    Sale
      21.  Executive Compensation...............................  Management
      22.  Financial Statements.................................  Financial Statements
      23.  Changes in and Disagreements With Accountants on
             Accounting and Financial Disclosure................  Not Applicable

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of Prospectus: one (the "Public Offering Prospectus") to be used in connection with an offering of shares of Common Stock and Warrants through a group of underwriters represented by Dalton Kent Securities Group, Inc. and one (the "Rescission Offer Prospectus") to be used in connection with the rescission offer being effected. The Public Offering Prospectus and the Rescission Offer Prospectus will be identical in all respects except for the pages of the Rescission Offer Prospectus which are each labeled "Alternate Page for Rescission Offer Prospectus" and which appear immediately following the Public Offering Prospectus and before Part II of this Registration Statement.

                   SUBJECT TO COMPLETION, DATED JULY 8, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                        1,300,000 SHARES OF COMMON STOCK

                       1,300,000 REDEEMABLE COMMON STOCK

     [LOGO]
                               PURCHASE WARRANTS


                               AMERICAN CHAMPION
                              ENTERTAINMENT, INC.


    This Prospectus relates to an offering (the "Offering") by American Champion Entertainment, Inc. (the "Company") of 1,300,000 shares of common stock, $.0001 par value (the "Common Stock"), and 1,300,000 redeemable Common Stock purchase warrants (the "Warrants") through a group of underwriters (the "Underwriters") represented by Dalton Kent Securities Group, Inc. (the "Managing Underwriter"). The Common Stock and the Warrants may be purchased separately, will not be sold in units and will be transferable separately after issuance. The Common Stock is being offered at $5.00 per share and the Warrants are being offered at $.10 per Warrant.



    Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $6.50 per share, subject to adjustment in certain events, at any time during the period commencing from the date hereof and expiring on the fifth anniversary of the date hereof. The Warrants are subject to redemption by the Company at $.10 per Warrant at any time commencing 12 months after the date hereof upon certain terms and conditions. See "Description of Securities--Warrants."



    Prior to the Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that any such market for the Common Stock or the Warrants will develop after the closing of the Offering or that, if developed, it will be sustained. The offering price of the Common Stock and the Warrants and the initial exercise price and other terms of the Warrants were established by negotiation between the Company and the Managing Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Underwriting." The Company has applied for quotation of the Common Stock and the Warrants on The Nasdaq SmallCap Market ("NASDAQ") under the trading symbols "ACEI" and "ACEIW," respectively.



    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 9 AND "DILUTION" ON PAGE 18.


    THE REPORT OF THE COMPANY'S INDEPENDENT AUDITORS INDICATES THAT THE COMPANY HAS INCURRED RECURRING OPERATING LOSSES, HAS A WORKING CAPITAL DEFICIENCY AND, AS A RESULT OF THESE CONDITIONS, EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. SEE "FINANCIAL STATEMENTS."

    THE COMPANY MAY ALSO HAVE FAILED TO COMPLY WITH CERTAIN FEDERAL AND/OR STATE SECURITIES LAWS WITH RESPECT TO CERTAIN PRIOR SALES OF THE COMPANY'S SECURITIES. THE COMPANY INTENDS TO MAKE A RESCISSION OFFER TO THE PURCHASERS OF SUCH SECURITIES AFTER THE CLOSING OF THIS OFFERING. SEE "RESCISSION OFFER."
                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                                                                                  UNDERWRITING
                                                                                 DISCOUNTS AND        PROCEEDS TO
                                                            PRICE TO PUBLIC      COMMISSIONS(1)        COMPANY(2)
Per Share................................................        $5.00                $.50               $4.50
Per Warrant..............................................         $.10                $.01                $.09
Total (3)................................................      $6,630,000           $663,000           $5,967,000



(1) Does not include additional compensation to the Underwriters consisting of
    (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering (excluding any proceeds from the exercise of any Warrants or Underwriters' Warrants (as defined below)), of which approximately $20,000 has been paid by the Company to date and (ii) warrants (the "Underwriters' Warrants") entitling the Underwriters to purchase up to 130,000 shares of Common Stock and 130,000 Warrants, at a price of $6.50 per share of Common Stock and $0.13 per Warrant. The Company has agreed to indemnify the Underwriters against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deducting expenses of the Offering, other than the Underwriters' discounts and commissions, payable by the Company, estimated to be approximately $700,000. See "Underwriting."


(3) The Company has granted the Underwriters an option, exercisable for 45 days from the closing of the Offering, to purchase up to an additional 195,000 shares of Common Stock and/or 195,000 Warrants, upon the same terms and conditions solely for the purpose of covering over-allotments, if any (the "Underwriters' Over-allotment Option"). If the Underwriters' Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $7,624,500, $762,450 and $6,862,050, respectively. See "Underwriting."


    The Common Stock and Warrants are being severally offered by the Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by the Underwriters under certain other conditions. It is expected that certificates representing the shares of Common Stock and Warrants offered hereby will be made available for delivery in New York, New York on or about
      , 1997.
     ------------------------------------
                                                         ----------------------

 [DALTON KENT]

                                                          [SHARPE CAPITAL]
SECURITIES GROUP, INC.

                                                         ----------------------
   ------------------------

                  THE DATE OF THIS PROSPECTUS IS       , 1997.

                                   [Pictures]


    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


    As a result of this Offering, the Company will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish to its stockholders annual reports containing financial statements audited by an independent public accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO THE COMPANY ARE REFERENCES TO THE COMPANY AND ITS SUBSIDIARIES, AMERICAN CHAMPION MEDIA, INC. ("AC MEDIA") AND AMERICA'S BEST KARATE. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THE PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE UNDERWRITERS' OVER-ALLOTMENT OPTION, THE UNDERWRITERS' WARRANTS OR OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK.

    The Company is in the development stage with respect to various media projects, including (i) the development, production and marketing of "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children (the "Kanga Roddy Series"), (ii) the licensing of merchandising rights related to the Kanga Roddy Series, and (iii) the development, production and marketing of various video tapes, audio tapes and workbooks that specialize in fitness information.

    The Company also operates a chain of karate schools with eight locations in the San Francisco Bay area and two locations in Las Vegas. The co-founders of the Company, George Chung and Anthony Chan, are both members of the Karate Black Belt Hall of Fame. The experiences of Messrs. Chung and Chan with the martial arts, and the values and disciplines they promote, were the inspiration for the Company's decision to pursue its media projects, all of which are based on such martial arts values and disciplines.

"ADVENTURES WITH KANGA RODDY"

    The Company is developing and producing "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children. The Kanga Roddy Series will use martial arts values such as humility, discipline and respect, with the added elements of song, contemporary music, dance, vibrant colors and exciting movements to attempt to capture the young audience's attention. The Kanga Roddy Series features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other television shows which feature violence, Kanga Roddy never fights because he understands that conflict can always be resolved with knowledge, compassion, humility, respect and an open mind.

    Each episode of the Kanga Roddy Series will open with the Kanga Roddy theme song which is anticipated to be easily memorized by young children much in the same way as the popular theme song from the "BARNEY" television show. After the theme song, each show will focus on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players Joe Montana and Ronnie Lott) who will be working on activities such as reading, physical fitness and arts and crafts. During these activities, the children will encounter an ethical or social problem which causes uneasiness or unhappiness amongst some of the children. Their teachers will sense the problem and suggest that the children seek help from their friend, Uncle Pat, the proprietor of a rare book bookstore played by Pat Morita of THE KARATE KID fame. Uncle Pat, with the assistance of his pet bookworm Shakespeare, magically transport the children to the land of Hi-Yah where Kanga Roddy lives.

    Once in the land of Hi-Yah, Kanga Roddy and his friend Bantu, a female African snake, help the children solve their problem by giving examples presented through songs. Kanga Roddy gets inspiration for the proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi, a wise old snow monkey. The children also learn one physical activity each time they visit Kanga Roddy such as balance, jumping, or kicking. Kanga Roddy is particularly capable of teaching such activities since the actor inside the Kanga Roddy costume is a black belt karate instructor at one of the Company's karate studios. When the children return to the community center, they review what they have learned with their teachers.

    The Company completed the pilot episode of the Kanga Roddy Series in January 1997 and intends to use approximately $2,200,000 of the proceeds from the Offering to finance the production of the next 12 episodes. Thirteen episodes of a television series is the standard number of episodes for a television season.


    The Company is vigorously pursuing broadcasting the Kanga Roddy Series through public television. In May 1997, the Company and KTEH, the public broadcasting system ("PBS") station serving the San Jose, California area, entered into a distribution agreement (the "Distribution Agreement") to purchase the exclusive right to distribute the Kanga Roddy Series throughout the United States for a two-year period. Under the terms of the Distribution Agreement, KTEH is entitled to 15% of monies collected by KTEH from its exploitation of the rights granted to it in the Distribution Agreement with the balance to be paid to the Company. KTEH has also agreed to pay the Company $430,000 as an advance in four equal installments with each installment payment date tied to the Company's delivery of certain number of episodes of the Kanga Roddy Series. The first payment will be made on delivery of episodes 1-4, the second payment on delivery of episodes 5-7, the third payment on delivery of episodes 8-10, and the fourth and final payment on delivery of episodes 11-13. The $430,000 installment payments are advances against and will be deducted from all royalties payable to the Company by KTEH. Under the Distribution Agreement, the Company has also committed to sharing with KTEH (i) 8% of all revenues from the sale and licensing of products such as video tapes, books and music tapes and
(ii) 5% of gross profits of the Company from the sale and licensing of toys and clothing. The Company has also granted KTEH a right of first refusal with respect to rights to the Kanga Roddy Series not granted to KTEH in the Distribution Agreement. KTEH has informed the Company that it believes it can convince other PBS stations covering at least 40% of the U.S. broadcast market to also air the program. See "Business--Adventures with Kanga Roddy."



    The Company's strategy with respect to the Kanga Roddy Series also includes pursuing licensing and merchandising opportunities. Characters developed in a popular series, and often the series itself, achieve a high level of recognition and popularity, making them valuable assets for the licensing and merchandising market. In June 1997, the Company and Sega of America, Inc. ("SEGA") entered into a letter agreement appointing SEGA as the Company's non-exclusive agent for purposes of licensing and merchandising the "Kanga Roddy" trademark, brandname and logo at a licensing show in New York. In such letter agreement, SEGA agreed to introduce the Company to prospective sublicensees who may be interested in acquiring merchandising licenses and/or home video distribution rights in connection with "Kanga Roddy" in consideration of an amount equal to 30% of all monies or other consideration payable to the Company under any agreement entered into during the two year period following the execution of the letter agreement by the Company with any person or entity introduced to the Company by SEGA. Pursuant to such letter agreement, SEGA is not subject to any minimum sales requirement. If the Kanga Roddy Series does not attain and maintain widespread distribution on television, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained. See "Business--Adventures with Kanga Roddy."


    The Company also hopes to realize revenues through the distribution of the Kanga Roddy Series in the home video market, although there is no assurance that the Company will be able to do so.

"FITNESS PRODUCTS"

    The Company is also in the business of developing, producing and marketing various video tapes, audio tapes and workbooks that specialize in fitness information and education ("Fitness Products"). The Company's first Fitness Product, entitled "STRONG MIND FIT BODY," consists of video tapes, audio tapes and a workbook, and teaches motivational techniques to start and stay with an exercise program in order to lose weight. "STRONG MIND FIT BODY" targets the large number of overweight individuals in the United States between the ages of 25 to 55 who are 15 to 100 pounds over their ideal weight, and utilizes celebrity testimonials from former superstar football players Ronnie Lott and Dwight Clark to endorse the product.

    In June 1996, the Company entered into an exclusive distribution agreement with respect to "STRONG MIND FIT BODY" with InteliQuest, a Utah general partnership ("InteliQuest"). InteliQuest has the exclusive right for one year (ending June 1997) to sell such product to health, fitness, exercise and nutrition related companies, and the exclusive right for five years to sell such product to, or together with products sold by, Health Rider, Nordic Trak and ICON (major fitness equipment manufacturers). The Company's "STRONG MIND FIT BODY" product was recently included in the SKY MALL catalog found in the seat-backs of many airlines. Notwithstanding the above contract and the inclusion of such product in the Sky Mall catalog, the Company has not recognized any significant revenues from the "STRONG MIND FIT BODY" product and there can be no assurance that any significant revenues will be generated from such product in the future.


    The Company's second Fitness Product, entitled the "MONTANA EXERCISE VIDEO," is a cardio kick-boxing video starring former superstar quarterback Joe Montana and his wife Jennifer, both of whom have been training in the Company's karate schools for approximately three years. This 50-minute video exercise program enables viewers to exercise without the need to buy expensive machinery. The Company hopes to enter into an exclusive distribution agreement with, or sell the rights to such video program to, a third party although there is no assurance that the Company will be able to do so. See "Business--Fitness Products."


KARATE STUDIOS

    The Company also manages and operates a chain of karate "studios" with eight locations in the San Francisco Bay area and two locations in Las Vegas. All of the Company's karate studios operate under the name "America's Best Karate." George Chung, the Company's Chairman of the Board, and Anthony Chan, the Company's President and Chief Executive Officer, are both members of the Karate Black Belt Hall of Fame.

    The Company has a close relationship with the five-time Superbowl Champion San Francisco 49ers. During the football season, as many as 30 players from the team take instruction from Mr. Chung. Mr. Chung also serves as a fitness consultant to the San Francisco 49ers football team, and assists the team with the mental and physical preparation of certain players before games.


    Each of the Company's instructors, all of whom are black belts, has undergone a rigorous training program conducted by Messrs. Chung and Chan and/or other instructors of America's Best Karate. Generally speaking, instructors are prior students of America's Best Karate who have "graduated" to become instructors. Each karate studio conducts approximately 40 classes per week, each for a 45 minute period. Each class is generally comprised of 10 to 15 students and taught by one to three instructors. Generally, students are initially enrolled in a black belt course requiring approximately thirty-six months of study; however, many students eventually convert to the more intensive and longer (48 months) second degree black belt program. Classes are organized by skill level and age group. Students may take as many classes as are available each week without additional charge. Fees, if paid in advance, are generally $1,800 and $2,400 for the black belt and second degree black belt programs, respectively. An installment payment plan is available at higher rates. At each karate studio, the Company also sells martial arts related products, such as uniforms, other clothing and safety equipment. See "Business--Karate Studios."


    The Company's strategy with respect to its karate studios is to provide an environment where students can study martial arts disciplines in a clean and attractive setting and have fun. Unlike many traditional studios, the Company utilizes music to enhance the enjoyment level of its martial arts instruction. See "Business--Karate Studios."


    During the next three to four years, the Company intends to close five of its karate studios that have not been profitable to date. The Company is also evaluating the possibility of consolidating certain of its California karate studios and selling its two Las Vegas studios. See "Business--Karate Studios."


    The Company was incorporated in Delaware in February 1997 to serve as a holding company for AC Media, a Delaware corporation formed in February 1997, and America's Best Karate, a California corporation formed in June 1991. This Prospectus assumes that the reorganization transaction giving effect to this holding company structure will be completed prior to the closing of the Offering, and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company. The Company's executive offices are located at 26203 Production Avenue, Suite 5, Hayward, California 94545, and its telephone number is (510) 782-8168.

                                  THE OFFERING


Securities Offered...........................  1,300,000 shares of Common Stock and
                                               1,300,000 Warrants. Each Warrant entitles the
                                               registered holder thereof to purchase one
                                               share of Common Stock at an exercise price of
                                               $6.50 per share, subject to adjustment, at
                                               any time through the fifth anniversary of the
                                               date hereof. The shares of Common Stock and
                                               the Warrants may be purchased separately,
                                               will not be sold in units and are separately
                                               tradeable and transferable immediately upon
                                               issuance. See "Description of Securities" and
                                               "Underwriting."

Offering Price...............................  $5.00 per share of Common Stock and $.10 per
                                               Warrant.

Common Stock Outstanding:

  Prior to the Offering (1)..................  2,515,700 shares of Common Stock

  After the Offering (2)(3)..................  3,848,345 shares of Common Stock

Warrants Outstanding:

  Prior to the Offering......................  None

  After the Offering (4).....................  1,300,000 Warrants

Exercise Period of Warrants Offered Hereby...  The five year period commencing from the date hereof.

Exercise Price of Warrants Offered Hereby....  $6.50 per share, subject to adjustments if the Company pays a dividend or makes a
                                               distribution in shares of Common Stock or if
                                               the Company subdivides or combines the
                                               outstanding Common Stock.

Redemption of Warrants.......................  Redeemable by the Company at any time commencing 12 months after the date hereof,
                                               at a price of $.10 per Warrant, upon not less
                                               than 30 days' prior written notice to the
                                               holders of the Warrants, provided the average
                                               closing bid quotation of the Common Stock as
                                               reported on NASDAQ or the OTC Bulletin Board,
                                               if traded thereon, or if not traded thereon,
                                               the average closing sale price of the Common
                                               Stock if listed on a national securities
                                               exchange (or other reporting system that
                                               provides last sale prices), has been at least
                                               120% of the then current exercise price of
                                               the Warrants (initially, $7.80 per share),
                                               for a period of 20 consecutive trading days
                                               ending on the third day prior to the date on
                                               which the Company gives notice of redemption.
                                               The Warrants will be exercisable until the
                                               close of business on the day immediately
                                               preceding the date fixed for redemption. See
                                               "Description of Securities-- Warrants."

Use of Proceeds..............................  The net proceeds from the Offering, aggregating approximately $5,267,000, will be
                                               used approximately as follows: (i) $2,200,000
                                               to complete production of the next 12
                                               episodes of the Kanga Roddy Series, (ii)
                                               $445,500 to repay debt, (iii) $50,000 to pay
                                               Joe and Jennifer Montana for services
                                               relating to the "Montana Exercise Video," and
                                               (iv) the remainder to be used for working
                                               capital purposes, including the funding of
                                               the Company's rescission offer (which, if
                                               every holder to whom the Rescission Offer is
                                               made accepts such Rescission Offer would cost
                                               the Company approximately $1,175,520,
                                               excluding interest), the hiring of additional
                                               management personnel, relocation of the
                                               Company's headquarters and other general
                                               corporate purposes. See "Use of Proceeds" and
                                               "Rescission Offer."

Risk Factors.................................  The securities offered hereby involve a high degree of risk. Only investors who can bear
                                               the risk of loss of their entire investment
                                               should invest. See "Risk Factors."

Proposed NASDAQ Symbols:
  Common Stock...............................  ACEI
  Warrants...................................  ACEIW


------------------------


(1) Excludes (i) 32,645 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, and (ii) 4,055 shares issuable upon conversion of certain convertible notes and 250,000 shares subject to options which the Company intends to grant under the Company's stock options plans upon completion of this Offering. See "Management--Stock Plans."



(2) Excludes, subject to adjustment, if any, a maximum of (i) 1,300,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) 260,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (including shares issuable upon exercise of the 130,000 Warrants constituting part of the Underwriters' Warrants), and (iii) 390,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-allotment Option (including shares of Common Stock issuable upon exercise of the 195,000 Warrants constituting part of the Underwriters' Over-allotment Option.) See "Description of Securities" and "Underwriting."



(3) Includes 32,645 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering.



(4) Excludes 195,000 Warrants issuable upon the exercise of the Underwriters' Over-allotment Option and 130,000 Warrants issuable upon exercise of the Underwriters' Warrants. See "Description of Securities" and "Underwriting."

                             SUMMARY FINANCIAL DATA
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


    The following summary financial data for the years ended December 31, 1996 and 1995 are derived from the audited financial statements of America's Best Karate. The data for the three months ended March 31, 1997 and 1996, and as of March 31, 1997, are unaudited but, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for such periods.



                                                                           THREE MONTHS
                                           YEAR ENDED DECEMBER 31,       ENDED MARCH 31,
                                           ------------------------  ------------------------
                                              1996         1995         1997         1996
                                           -----------  -----------  -----------  -----------
                                                                           (UNAUDITED)
STATEMENTS OF OPERATIONS DATA (1):
  Net revenues...........................  $     1,051  $     1,119  $       278  $       256
  (Loss) from operations.................         (642)        (462)        (160)        (143)
  Net income (loss)......................         (642)          64         (160)        (143)
  Pro-forma net income(2)................                        48           --           --
  Pro-forma earnings per share(3)........               $       .02           --           --
  Net loss per share(3)..................  $      (.26)              $     (0.06) $     (0.06)
  Shares outstanding.....................    2,515,700    2,515,700    2,515,700    2,515,700



                                                                               MARCH 31, 1997
                                                                           ----------------------
                                                                                      AS ADJUSTED
                                                                            ACTUAL     (4)(5)(6)
                                                                           ---------  -----------
                                                                                (UNAUDITED)
BALANCE SHEET DATA (1):
  Cash...................................................................  $      16   $   4,787
  Current assets.........................................................        143       4,914
  Current liabilities....................................................      1,424       1,013
  Working capital (deficiency)...........................................     (1,281)      3,901
  Total assets...........................................................      1,147       5,918
  Total liabilities......................................................      1,909       1,413
  Common stock subject to rescission.....................................      1,176       1,176
  Stockholders' equity (deficiency)......................................  $  (1,938)  $   3,329


------------------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

(2) Pro-forma net income gives effect to the charge in lieu of income taxes necessary due to America's Best Karate's "S" corporation status.


(3) Pro-forma earnings per share and net loss per share are based on 2,515,700 shares outstanding for all periods presented. Shares or equivalents issued within a one year period prior to the filing of this Registration Statement are treated as outstanding for all reported periods.



(4) Gives effect to the receipt by the Company of the net proceeds from the sale of the 1,300,000 shares of Common Stock and 1,300,000 Warrants offered hereby and the use of a portion of the proceeds to repay certain debt. See "Use of Proceeds" and "Capitalization."


(5) Assumes that no security holders accept the Rescission Offer (hereinafter defined) which the Company intends to make to certain of its security holders after the closing of this Offering. See "Rescission Offer."


(6) Net proceeds from the Offering in the amount of approximately $445,500 will be used to retire debt. Had that retirement taken place at the beginning of the three months ended March 31, 1997, interest expense of approximately $4,400 would not have been incurred. Assuming the 89,100 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the period, net (loss) per share would have been $(0.06) for the three months then ended. Had a retirement taken place at the beginning of the year ended December 31, 1996, interest expense of approximately $27,000 would not have been incurred. Assuming the 89,100 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the year, net (loss) per share would have been $(.24) for the year then ended.

                                  RISK FACTORS

    An investment in the securities being offered hereby involves a high degree of risk. In addition to the other information in this Prospectus, the following risk factors should be considered in evaluating the Company and its business before purchasing securities offered hereby.


    1. HISTORY OF LOSSES AND DEFICITS; GOING CONCERN QUALIFICATION. The Company sustained operating losses of $462,404, $641,583 and $159,974 in 1995, 1996 and the three months ended March 31, 1997, respectively. As of March 31, 1997, the Company had a working capital deficit of $1,280,999 and stockholders' deficiency of $(1,937,972). The Company's Financial Statements included herein were prepared on the assumption that the Company will continue as a going concern. The report of the Company's independent auditors expresses doubt about the Company's ability to do so. The Company's ability to continue as a going concern is dependent on its receipt of the net proceeds of this Offering and, thereafter, on attaining profitability. See "Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    2. UNCERTAINTY OF ATTAINING PROFITABILITY. The Company expects to incur significant additional operating losses for the foreseeable future as it continues to develop, produce and market its media projects, including the Kanga Roddy Series. There can be no assurance that the Company will ever achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    3.  LIQUIDITY AND FINANCING REQUIREMENTS; DEPENDENCE ON OFFERING
PROCEEDS. The Company's venture into media projects, including the development and production of the Kanga Roddy Series, requires substantial amounts of capital. Although the Company was able to finance the production of the pilot episode of the Kanga Roddy Series with its own funds, the Company is dependent on the proceeds of this Offering to produce the next 12 episodes of the Kanga Roddy Series. The Company believes that the net proceeds of this Offering allocated to the development and production of the Kanga Roddy Series, together with funds generated from operations, if any, will be sufficient to produce these next 12 episodes. In the event that production costs are higher than expected, or the Company is forced to use funds earmarked for production for other purposes, the Company could be required to modify its operations or to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing will be available at all or on terms acceptable to the Company. See "Use of Proceeds."

    4. DEPENDENCE ON THE SUCCESS OF THE KANGA RODDY SERIES. The Company is dependent on the success of the Kanga Roddy Series, which in turn is dependent upon unpredictable and volatile factors beyond the Company's control, such as children's preferences, competing programming and the availability of other entertainment activities for children. The failure of the Company to attract a significant television audience for the Kanga Roddy Series over a long period of time would have a material adverse effect on the Company's financial condition and results of operations, and in all likelihood on the market price of the Company's securities. There is no assurance that the Kanga Roddy Series will be successful or that, if successful initially, that television viewership of the Kanga Roddy Series will be maintained.


    5. LICENSING AND MERCHANDISING. The Company's strategy in producing the Kanga Roddy Series includes the licensing of its characters to others for the merchandising of a variety of products ranging from toys to apparel. The ability of the Company to successfully exploit the merchandising opportunities afforded by the Kanga Roddy Series is dependent on the popularity of the Kanga Roddy Series and the ability of the Company's characters to provide attractive merchandising features to its customers. If the Company is unable to attract a significant television audience for the Kanga Roddy Series, it is doubtful that any significant licensing or merchandising opportunities will arise. Even if the Kanga Roddy Series is popular with television audiences, there is no assurance that licensing opportunities will materialize as the Company must compete with hundreds of owners of creative content who seek to license their characters and properties to a limited number of manufacturers and distributors. See "Business--Licensing and Merchandising."

    6. ABSENCE OF SIGNIFICANT EXPERIENCE WITH TELEVISION PROGRAMMING OR LICENSING AND MERCHANDISING. Prior to its involvement with the Kanga Roddy Series, the Company has had no significant experience with the development and production of television programming or with the licensing and merchandising of products. As a result, the Company could enter into contracts or make other agreements that are on less than optimal terms. The television and licensing and merchandising businesses are complicated and the absence of experience in such businesses could materially and adversely affect the financial condition and results of operations of the Company.

    7. DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts and abilities of Anthony Chan and George Chung, the Company's founders and principal executive officers, and Don Berryessa, Vice President and Jan D. Hutchins, President of AC Media. The Company has entered into employment agreements, effective as of the closing of this Offering, with each of such individuals. None of such employment agreements contains non-competition provisions. See "Management--Employment Agreements." The loss of the services of any of the above individuals, or of other key personnel, could have a material adverse effect on the business of the Company. The Company has obtained "key-man" life insurance with $1,000,000 coverage for each of Messrs. Chung and Chan.

    8. DEPENDENCE ON ASSOCIATION WITH JOE MONTANA, RONNIE LOTT AND THE SAN FRANCISCO 49ERS. The success of the Kanga Roddy Series depends in part on the Company's continued association with former 49ers Joe Montana and Ronnie Lott, and their wives, and the San Francisco 49ers. The failure of Joe Montana, Ronnie Lott, or their wives, or the San Francisco 49ers, to continue to actively support the Kanga Roddy Series could have a material adverse impact on the ability to market the Kanga Roddy Series. None of Joe Montana, Ronnie Lott, or their wives, or the San Francisco 49ers are obligated to engage in any business transactions or jointly participate in any opportunities with the Company, and the possibility exists that the current relationships between the parties could materially change in the future.

    9. COMPETITION. Each of the industries in which the Company competes is highly competitive and most of the companies with which the Company competes have greater financial and other resources than the Company. With respect to the Company's television production activities, the Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. If the Company is successful at getting the Kanga Roddy Series aired on television, the Company will compete for time slots, ratings and related advertising revenues and for the licensing and merchandising of products related to the Kanga Roddy Series. The Company's Fitness Products compete with many other products aimed at the fitness and weight loss markets, including other video tapes, audio tapes and workbooks, and various types of exercise machinery. Many of these competing products are sponsored or endorsed by celebrities and sports figures, and are marketed by companies having significantly greater resources than the Company. The martial arts industry is also highly competitive. The Company's competitors include a variety of small to medium sized martial arts instructional centers, many of which may be better established and better financed than the Company. See "Business-- Competition."


    10. RIGHT OF RESCISSION. Commencing after the closing of this Offering and subject to compliance with Federal and state securities laws, the Company intends to offer to certain stockholders of the Company who previously purchased common stock of America's Best Karate, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder ("Rescission Offer"). The Company has registered the shares of Common Stock subject to the Rescission Offer in the Registration Statement to which the Prospectus is a part of and anticipates $20,000 in costs relating to such registration. The Company is making the Rescission Offer, because, among other things, certain sales of its securities may have failed to qualify for an exemption under the registration requirements of Federal and/or state securities laws.



    The holders of securities who will be offered rescission include 47 shareholders who were issued a total of 684,619 shares of common stock of America's Best Karate (as adjusted for the 28.1 for 1 exchange ratio in the proposed reorganization transaction) during the period November 7, 1995 to March 20, 1997 at prices ranging from $.80 to $2.13. If every holder to whom the Rescission Offer is made elects to rescind his or her original purchase of securities, the Company would be required to pay approximately $1,175,520 (excluding interest). The Company's obligation to purchase such securities, if any, will be paid out of the net proceeds of this Offering which the Company would otherwise utilize in furtherance of its business objectives. If a material portion of the net proceeds of the Offering were used by the Company to purchase securities in the Rescission Offer, the Rescission Offer would have a material adverse effect on the Company and on its ability to pursue its business objectives. If, during the time that the Rescission Offer is kept open (at least 30 days) the trading price of the Company's Common Stock declines below the price available in the Rescission Offer, stockholders may be more likely to accept the Rescission Offer. See "Use of Proceeds" and "Rescission Offer."



    Notwithstanding the Rescission Offer, under applicable Federal and state securities laws, shareholders may continue to have a right to rescind and recover the purchase price of their securities from the Company and may not be banned from asserting potential claims against the Company for alleged violations of securities laws. In addition, the Company may be subject to enforcement actions by the Securities and Exchange Commission and/or state securities authorities.



    11. LIMITED EXPERIENCE OF MANAGING UNDERWRITER. The Managing Underwriter has had limited experience in acting as an underwriter in public offerings of securities which may adversely affect the proposed public offering of the Shares offered hereby and the subsequent development of a trading market, if any, for the Company's Common Stock and Warrants.


    12. GOVERNMENT REGULATION AND POTENTIAL RETURN OF MEMBERSHIP FEES. In the event that the Company elects to close a given karate studio, state or local laws may require that the Company return the "unearned" portion of membership fees to karate studio members. Some states require that health and other fitness clubs register with an appropriate regulatory authority and post a bond in order to secure payment of such "unearned" membership fees. The Company is not aware of any existing or pending legislation in the states in which it operates which would require the Company to post a bond. Conceivably, in the event such laws are in effect, or are enacted in states where the Company operates karate studios, the cost associated with posting such bonds or returning "unearned" membership fees could in the aggregate be substantial and may adversely affect the Company's financial condition and its future prospects. Pursuant to the terms of its standard contract with its students, America's Best Karate is required to refund (i) all funds received if a student cancels within three (3) days of signing a membership contract and (ii) all "unearned" funds received in the event the student dies, becomes permanently disabled, moves more than twenty-five (25) miles away from America's Best Karate or America's Best Karate closes for more than thirty (30) consecutive days. The Company does not currently maintain nor does it anticipate maintaining a reserve account for return of membership fees. As a consequence, the Company may be unable to refund membership fees which could have a material adverse effect on the Company's business and its prospects.


    13. CONTROL BY MESSRS. CHAN AND CHUNG; ANTI-TAKEOVER EFFECTS OF DELAWARE LAW. Anthony Chan and George Chung, the Company's founders and principal executive officers, collectively beneficially own 1,176,376 shares of the Company's outstanding Common Stock, representing approximately 46.76% of the outstanding shares prior to this Offering and approximately 30.57% of the outstanding shares of Common Stock after this Offering. Since holders of Common Stock do not have any cumulative voting rights and directors are elected by a majority vote, Messrs. Chan and Chung are in a position to strongly influence the election of directors as well as the affairs of the Company. See "Management" and "Principal Stockholders." In addition, Section 203 of the General Corporation Law of Delaware prohibits the Company from engaging in certain business combinations with interested stockholders, as defined by statute. These provisions may have the effect of delaying or preventing a change of control of the Company without action by the stockholders, and therefore could adversely affect the price of the Company's Common Stock. See "Description of Securities."

    14. BROAD DISCRETION IN APPLICATION OF PROCEEDS; PORTION OF PROCEEDS TO REPAY DEBT AND TO PAY MONTANAS. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Warrants, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Approximately, $445,500 of the net proceeds of this Offering will be used to repay certain debts of the Company and $50,000 will be used to pay the Montanas for services relating to the "Montana Exercise Video." In addition, approximately $2,571,500 or 48.8% of the net proceeds of the Offering has been allocated as working capital and for general corporate purposes. Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in short-term, interest bearing obligations. See "Use of Proceeds."



    15. DILUTION. The net tangible book value of the Company as of March 31, 1997 was $(2,162,729), or $(0.86) per share. Purchasers of shares of Common Stock in this Offering will suffer an immediate dilution of $4.19 per share of Common Stock or approximately 84% in the net tangible book value of the Common Stock from the initial public offering price. The Company's present stockholders purchased their shares at a price substantially less than the initial public offering price of the Common Stock. Therefore, the investors pursuant to this Offering will bear a substantial portion of the risk of loss. See "Dilution."


    16. LIABILITY INSURANCE. The Company has purchased liability insurance for each of its karate studios in the amount of $1,000,000 per occurrence and $2,000,000 in the aggregate which the Company believes is sufficient for its current level of business operations. There is no assurance, however, that the present coverage will continue to be available in the future or that the Company will be able to retain such coverage at a reasonable cost. Further, there can be no assurance that such insurance will be sufficient to cover potential claims, including without limitation, claims brought by students or instructors injured during karate classes, or that adequate, affordable insurance coverage will be available to the Company in the future as the Company expands its operations. A successful claim against the Company in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company.

    17. NO INTENTION TO PAY DIVIDENDS. The Company has no present intention to declare or pay cash dividends. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company.


    18.  ARBITRARY DETERMINATION OF OFFERING PRICE AND WARRANT EXERCISE
PRICE. Prior to the Offering, there has been no public market for the Common Stock or the Warrants. The initial public offering price of the Common Stock and the Warrants as well as the exercise price and terms of the Warrants have been determined by negotiations between the Company and the Managing Underwriter and do not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. See "Description of Securities" and "Underwriting."


    19.  NO ASSURANCE OF PUBLIC MARKET OR LISTING ON THE NASDAQ SMALLCAP
MARKET. The Company has applied for quotation of the Common Stock and the Warrants on NASDAQ. There can be no assurance that such listing will be obtained, will be maintained, that an adequate trading market for the Common Stock or the Warrants will develop after this Offering or, if any such market develops, that it will be maintained. There can be no assurance that, in subsequent trading, the Company's securities will not trade at a level below the price being offered hereby.

    20.  POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ SMALLCAP
MARKET. While the Company's Common Stock and Warrants meet the current NASDAQ listing requirements and are expected to be initially included on NASDAQ, there can be no assurance that the Company will meet the proposed criteria for continued listing. Under the proposed criteria, continued inclusion on NASDAQ generally requires that (i) the Company maintain at least $2,000,000 in net tangible assets (net tangible assets equals total assets less total liabilities and goodwill), $35,000,000 in market capitalization or $500,000 in net income for two of the last three years (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 500,000 shares in the public float valued at $1,000,000 or more, (iv) the Common Stock have at least two active market makers, (v) the Common Stock be held by at least 300 holders and (vi) the Company comply with certain corporate governance requirements. NASDAQ has submitted the proposed criteria to the SEC for approval. If adopted, the Company will have to meet and maintain such new requirements. If the Company is unable to satisfy NASDAQ's maintenance requirements, its securities may be delisted from NASDAQ. In such event, trading, if any, in the Common Stock and Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

    21. RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from NASDAQ, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell in the secondary market any of the securities acquired hereby. Commission regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on NASDAQ and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules related to penny stocks, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

    22.  SHARES AVAILABLE FOR FUTURE SALE; REGISTRATION RIGHTS.   Sale of
substantial amounts of shares in the public market or the prospect of such sales could adversely affect the market price of the Common Stock or the Warrants. The Company has agreed to file a registration statement under the Securities Act with respect to the resale of 305,000 shares of Common Stock of the Company by certain stockholders upon demand by a majority of such stockholders. Upon the effectiveness of such registration statement, such stockholders would be free to sell their shares in the public market without volume restriction unless such shares were held by an affiliate or are subject to a lock-up agreement described above. See "Shares Eligible for Future Sale."

    23. CURRENT PROSPECTUS AND POSSIBLE INABILITY OF PURCHASERS TO EXERCISE WARRANTS PURSUANT TO STATE REGISTRATION REQUIREMENTS. Purchasers of the Warrants will be able to exercise the Warrants only if a current prospectus relating to the securities underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. The Company intends to qualify the sale of the securities in California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Louisiana, Maryland, Missouri, Nevada, New Jersey, New York, Oregon, Pennsylvania, Utah, Washington and Wisconsin. Although the Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. The Company will be unable to issue the Common Stock to those persons desiring to exercise their Warrants if a current prospectus covering the securities issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of the Warrants reside. In addition, the Warrants may not be called for redemption unless a current prospectus relating to the underlying securities is then in effect. Although the Company will use its best efforts to maintain a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so.

    24. POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN COMPANY'S SECURITIES. The Underwriters may act as market makers and otherwise effect transactions in the Common Stock or Warrants in the over-the-counter market where each will trade. Unless granted an exemption by the Commission from Rule 103 of Regulation M under the Exchange Act, Regulation M may prohibit the Underwriters and any soliciting broker-dealer from engaging in market making activities with regard to the Company's securities for up to five business days prior to any solicitation by the Underwriters or any soliciting broker-dealer of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriters or any soliciting broker-dealer may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable. The prices and liquidity of the Company's securities may be materially and adversely affected by the cessation of the Underwriters' market making activities. In addition, there is no assurance that the Underwriters will continue to be market makers in the Common Stock or Warrants. The prices and liquidity of the Common Stock and Warrants may be affected significantly by the degree, if any, of the Underwriters' participation in the market. The Underwriters may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Common Stock and Warrants may be adversely affected by the fact that a significant amount of the Common Stock and Warrants may be sold to customers of the Underwriters. See "Underwriting."


    25. UNDERWRITERS WARRANTS. The Company has agreed to sell to the Underwriters, for nominal consideration, the right to purchase up to an aggregate of 130,000 shares of Common Stock and 130,000 Warrants (the "Underwriters' Warrants"). The Underwriters' Warrants will be exercisable for a four-year period commencing one year after the date of the Prospectus, at exercise prices equal to 130% of the initial public offering prices of the Common Stock and the Warrants. For the life of the Underwriters' Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock or the Warrants, which may result in a dilution of the interests of the other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for its business while such Underwriters' Warrants are outstanding. See "Underwriting."



    26. POSSIBLE ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company, at a redemption price of $.10 per Warrant, upon at least 30 days' prior written notice, at any time after twelve months from the date hereof (or earlier with the prior written consent of the Managing Underwriter), if the last sales price of the Common Stock as reported on NASDAQ or the OTC Bulletin Board (or the last sale prices if listed on a national securities exchange) exceeds 120% of the then exercise price of the Warrants (initially $7.80) for 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period, after which they will be forced to accept the redemption price. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

    27. UNDERWRITERS' INFLUENCE ON THE MARKET. A significant amount of the Common Stock and Warrants offered hereby may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such Common Stock and Warrants and may otherwise effect transactions in such securities. If they participate in the market, the Underwriters may exert substantial influence on the market, if one develops, for the Common Stock and Warrants. Such market making activity may be discontinued at any time. The price and liquidity of the Common Stock and Warrants may be significantly affected by the degree, if any, of the Underwriters' participation in such market. See "Underwriting."

    28. POTENTIAL VOLATILITY OF STOCK PRICE; RISK OF SECURITIES CLASS ACTION LITIGATION. The market price of the Common Stock following this Offering may be highly volatile. Factors affecting the market price include variations in the Company's revenue, earnings and cash flow, and announcements of developments with respect to the Company's business. In addition, the securities markets have recently experienced significant price and volume fluctuations that have resulted in changes in the market prices of the stocks of many companies that have not been directly related to the operating performance of those companies. Such broad market fluctuations may adversely affect the market price of the Common Stock following this Offering. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has sometimes been instituted against such company. There can be no assurance that such litigation will not occur in the future with respect to the Company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, financial condition and results in operations. Any adverse determination in such litigation could also subject the Company to substantial liabilities.

FORWARD LOOKING STATEMENTS AND ASSOCIATED RISKS

    This Prospectus contains certain forward-looking statements, including among others (i) anticipated trends in the Company's financial condition and results of operations and (ii) the Company's business strategy for developing, producing, distributing, licensing and merchandising the Kanga Roddy Series and its Fitness Products. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in the Company's internal budgeting process which might impact trends in the Company's results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated change in the industries in which it operates; and (iv) various competitive factors that may prevent the Company from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will in fact transpire.

                                USE OF PROCEEDS


    The net proceeds to the Company from the sale of the 1,300,000 shares of Common Stock and the 1,300,000 Warrants offered hereby, after deduction of underwriting discounts and commissions and other estimated Offering expenses will be approximately $5,267,000 ($6,162,050 if the Underwriters' Over-allotment Option is exercised in full). The Company anticipates that the net proceeds from the Offering will be used approximately as follows: (i) $2,200,000 to complete production of the next 12 episodes of the Kanga Roddy Series, (ii) $445,500 to repay debt, (iii) $50,000 to pay Joe and Jennifer Montana for services relating to the "MONTANA EXERCISE VIDEO," and (iv) the remainder to be used for working capital purposes, including the funding of the Rescission Offer (which, if every holder to whom the Rescission Offer is made accepts such Rescission Offer would cost the Company approximately $1,175,520, excluding interest), the hiring of additional management personnel, relocation of the Company's headquarters and other general corporate purposes. See "Capitalization," "Business," "Certain Transactions" and "Rescission Offer." The $445,500 of debt to be repaid consists of (i) $345,000 owed to 8 stockholders of the Company which bears interest at 15% per annum and is due and payable on the earlier of three days after the Company receives the net proceeds of the Offering or July 1, 1997, (ii) approximately $48,000 owed to the Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Plans Trust which bears interest at 12% per annum and is due and payable on the earlier of consummation of the Offering or December 15, 1999 and
(iii) approximately $52,500 to be paid to George Chung for Mr. Chung's use of personal funds to repay the Company's two bank loans from Silicon Valley Bank and Bank of Canton in the aggregate principal amount outstanding of $52,500. Other than the $52,500 to be repaid to Mr. Chung as described in (iii) above, no portion of the $445,000 of debt to be repaid is to an affiliate of the Company. However, approximately $48,000 of debt bearing interest at 12% per annum to be repaid to a third party is personally guaranteed by Anthony Chan and George Chung.


    The following table summarizes the anticipated application of the estimated net proceeds of this Offering assuming no exercise of the Over-allotment Option:


                                                                    APPROXIMATE   PERCENTAGE OF
ANTICIPATED USE OF NET PROCEEDS                                        AMOUNT     NET PROCEEDS
------------------------------------------------------------------  ------------  -------------
To complete production of the next 12 episodes of the Kanga Roddy
  Series..........................................................  $  2,200,000         41.8%
To repay debt.....................................................       445,500          8.5%
To pay the Montanas for services relating to the "MONTANA EXERCISE
  VIDEO"..........................................................        50,000          0.9%
To be used as working capital and for general corporate purposes
  as described above..............................................     2,571,500         48.8%
                                                                    ------------       ------
        TOTAL.....................................................  $  5,267,000          100%
                                                                    ------------       ------
                                                                    ------------       ------


    The foregoing allocations are estimates only and are subject to revision from time to time to meet the Company's requirements. Furthermore, allocations may be changed in response to unanticipated developments in the Company's business. The Company may re-allocate such amounts from time to time among the categories shown above or to new categories if it believes such to be in its best interest. In the event that the Underwriters' Over-allotment Option is exercised or to the extent that the Warrants or the Underwriters' Warrants are exercised, the Company will realize additional net proceeds, which will be added to working capital. Pending full utilization of the net proceeds of this Offering, the Company intends to invest such net proceeds in short-term interest bearing accounts. The Company believes that the net proceeds from this Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for at least the next 12 months.

                                DIVIDEND POLICY

    The Company intends to retain future earnings, if any, that may be generated from the Company's operations to help finance the operations and expansion of the Company and, accordingly, does not plan, for the reasonably foreseeable future, to pay dividends to holders of the Common Stock. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.

                                 CAPITALIZATION


    The following table sets forth (i) the actual capitalization of the Company as of March 31, 1997 (See Footnote (1)), and (ii) the pro forma capitalization adjusted to reflect the sale by the Company of the 1,300,000 shares of Common Stock and 1,300,000 Warrants offered hereby at an assumed initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant and the application of the net proceeds to repay certain short-term debt.



                                                                                   MARCH 31, 1997
                                                                            ----------------------------
                                                                                                AS
                                                                              ACTUAL(1)    ADJUSTED(1)(2)
                                                                            -------------  -------------
Short-term debt:
  Short-term loans........................................................  $     520,538   $   159,661
  Current portion of long term obligations................................         61,785        11,952
  Current obligations under a capital leases..............................         25,904        25,904
                                                                            -------------  -------------
    Total short-term debt.................................................  $     608,227   $   197,517
Long-term debt:
  Long-term obligations, less current portion.............................  $      50,111   $    15,321
  Long-term obligations under capital leases..............................         15,702        15,702
                                                                            -------------  -------------
    Total long-term debt..................................................  $      65,813   $    31,023
Common stock subject to rescission........................................  $   1,175,520   $ 1,175,520
Stockholders' equity:
  Common Stock, $.0001 par value, 10,000,000 shares authorized; 2,515,700 shares outstanding, actual; 3,848,345 shares outstanding, as adjusted
    (3)(4)................................................................  $     220,074   $       385
  Paid-in capital (deficit)...............................................     (1,214,892)    4,271,797
  Accumulated deficit.....................................................       (943,154)     (943,154)
    Total stockholders' equity (deficit)..................................     (1,937,972)    3,329,028
    Total capitalization and short-term debt..............................  $     (88,412)  $ 4,733,088


------------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company


(2) Assumes that no holders of the Company's equity or debt securities accept the Rescission Offer. If every holder to whom the Rescission Offer is made accepts such Rescission Offer, the Company would be required to pay approximately $1,175,520, excluding interest. See "Rescission Offer."



(3) The 3,848,345 shares outstanding includes 32,645 shares which the Company intends to issue to employees of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, but excludes 4,055 shares issuable upon conversion of certain convertible notes and 250,000 shares subject to options granted under the Company's stock option plans which the Company intends to grant upon completion of this Offering. See "Management--Stock Plans."



(4) Excludes subject to adjustment, if any, a maximum of (i) 1,300,000 shares of Common Stock issuable upon exercise of the Warrants offered hereby, (ii) 260,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants (including shares issuable upon exercise of the 130,000 Warrants constituting part of the Underwriters' Warrants), and (iii) 390,000 shares of Common Stock issuable upon exercise of the Underwriters' Over-allotment Option (including shares of Common Stock issuable upon exercise of the 195,000 Warrants constituting part of the Underwriters' Over-allotment Option). See "Description of Securities" and "Underwriting."

                                    DILUTION


    The net tangible book value of the Company at March 31, 1997 was $(2,162,729) or $(.86) per share of Common Stock, determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock at that date. The pro forma as adjusted net tangible book value at March 31, 1997, giving effect to the sale by the Company of 1,300,000 shares of Common Stock and 1,300,000 Warrants offered hereby (at the initial public offering price of $5.00 per share of Common Stock and $.10 per Warrant, and after deduction of underwriting discounts and commissions and estimated Offering expenses) and the issuance of 32,645 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering, would have been approximately $3,104,271, or $.81 per share of Common Stock. This represents an immediate increase in net tangible book value per share of $1.67 to the Company's existing stockholders and an immediate dilution of $4.19 per share (or approximately 84%) to the purchasers of the shares of Common Stock in the Offering. The following table illustrates this dilution on a per share basis:



Assumed public offering price per share of Common Stock............             $    5.00
Net tangible book value per share of Common Stock before
 Offering..........................................................  $    (.86)
  Increase in net tangible book value per share of Common Stock
    attributable to the Offering...................................       1.67
                                                                     ---------
Pro forma net tangible book value per share of Common Stock after
 Offering..........................................................                  0.81
                                                                                ---------
Dilution per share of Common Stock to new purchasers of Common
 Stock (1).........................................................             $    4.19
                                                                                ---------
                                                                                ---------


------------------------

(1) The computations set forth in this table assume that none of the Underwriters' Over-allotment Option, the Underwriters' Warrants or the Warrants issued in this Offering are exercised, and that no security holder accept the Rescission Offer. This table also assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

    The following table compares the number of shares of Common Stock acquired from the Company from inception through the date of this Prospectus by all of the Company's holders of Common Stock, the total consideration and the average price per share in connection with such acquisitions to the price to be paid by purchasers of Common Stock in the Offering:


                                                     PERCENTAGE OF                                  AVERAGE PRICE
                                                      OUTSTANDING                   PERCENTAGE OF     PER SHARE
                                       SHARES OF       SHARES OF         TOTAL          TOTAL            OF
                                      COMMON STOCK    COMMON STOCK   CONSIDERATION  CONSIDERATION   COMMON STOCK
                                     --------------  --------------  -------------  -------------  ---------------
Existing Holders (1)(2)............      2,515,700         65.93%     $ 1,309,020        16.76%       $    0.52
New Investors (2)..................      1,300,000         34.07%     $ 6,500,000        83.24%       $    5.00
                                     --------------  --------------  -------------  -------------         -----
                                         3,815,700        100.00%     $ 7,809,020          100%       $    2.05
                                     --------------  --------------  -------------  -------------         -----
                                     --------------  --------------  -------------  -------------         -----


------------------------


(1) Excludes $37,938 in property contributed by Anthony Chan and George Chung upon the formation of America's Best Karate in June 1991 and the value of services provided by 11 stockholders. In addition, certain individuals who provided loans to the Company received shares for no additional cash consideration. The total consideration and average price per share of Common Stock paid by officers, directors, promoters and affiliated persons are $37,938 and $0.03 respectively. Don Berrysessa's shares were issued for services.



(2) Does not include the issuance of 32,645 shares which the Company intends to issue to employees or consultants of the Company, or which the Company is contractually obligated to issue, upon completion of this Offering.

                            SELECTED FINANCIAL DATA
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


    The following selected financial data for the years ended December 31, 1996 and 1995 are derived from the audited financial statements of America's Best Karate. The data for the three months ended March 31, 1997 and 1996, and as of March 31, 1997, are unaudited but, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for such periods. The data should be read in conjunction with the financial statements, related notes, and other financial information included or incorporated by reference herein.


STATEMENTS OF OPERATIONS DATA (1):


                                                           YEARS ENDED DECEMBER        THREE MONTHS
                                                                   31,               ENDED MARCH 31,
                                                          ----------------------  ----------------------
                                                             1996        1995        1997        1996
                                                          ----------  ----------  ----------  ----------
                                                                                       (UNAUDITED)
Net revenues............................................  $    1,051  $    1,119  $      278  $      256
(Loss) from operations..................................        (642)       (462)       (160)       (143)
Net income (loss).......................................        (642)         64        (160)       (143)
Pro-forma net income (2)................................          --          48          --          --
Pro-forma earnings per share (3)........................          --  $      .02          --          --
Net loss per share......................................  $     (.26)         --  $    (0.06) $    (0.06)
Shares outstanding......................................   2,515,700   2,515,700   2,515,700   2,515,700


BALANCE SHEET DATA (1):


                                                                                   MARCH 31, 1997
                                                                           ------------------------------
                                                                                              AS
                                                                            ACTUAL     ADJUSTED(4)(5)(6)
                                                                           ---------  -------------------
                                                                                    (UNAUDITED)
Cash.....................................................................  $      16       $   4,787
Current assets...........................................................        143           4,914
Current liabilities......................................................      1,424           1,013
Working capital (deficiency).............................................     (1,281)          3,901
Total assets.............................................................      1,147           5,918
Total liabilities........................................................      1,909           1,413
Common stock subject to rescission.......................................      1,176           1,176
Stockholders' equity (deficiency)........................................  $  (1,938)      $   3,329


--------------------------

(1) Assumes that the reorganization transaction whereby the Company will become the parent holding company of America's Best Karate and AC Media will be completed prior to the closing of the Offering and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company.

(2) Pro-forma net income gives effect to the charge in lieu of income taxes necessary due to America's Best Karate's "S" corporation status.


(3) Pro-forma earnings per share are based on 2,515,700 shares outstanding for all periods presented. Shares or equivalents issued within a one year period prior to the filing of this Registration Statement are treated as outstanding for all reported periods.



(4) Net proceeds from the Offering in the amount of approximately $445,000 will be used to retire debt. Had that retirement taken place at the beginning of the three months ended March 31, 1997, interest expense of approximately $4,400 would not have been incurred. Assuming the 89,100 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the period, net (loss) per share would have been $(0.06) for the three months then ended. Had a retirement taken place at the beginning of the year ended December 31, 1996, interest expense of approximately $27,000 would not have been incurred. Assuming the 89,100 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the year, net (loss) per share would have been $(.24) for the year then ended.



(5) Gives effect to the receipt by the Company of the net proceeds from the sale of the 1,300,000 shares of Common Stock and 1,300,000 Warrants offered hereby and the use of a portion of the proceeds to repay certain debt. See "Use of Proceeds" and "Capitalization."



(6) Assumes that no security holders accept the Rescission Offer (hereinafter defined) which the Company intends to make to certain of its security holders after the closing of this Offering. See "Rescission Offer."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion of the Company's financial condition and results of operations should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

    The Company was incorporated in Delaware in February 1997, to serve as a holding company for America's Best Karate and AC Media. Prior to such time, the Company's operations were conducted exclusively by its America's Best Karate subsidiary.

RESULTS OF OPERATIONS


    The following table sets forth, for the three month periods and fiscal years indicated, the percentages which items in the Statements of Operations included in the Financial Statements of the Company bear to revenues of the fiscal years indicated. The results described below were achieved by the Company's two industry segments, namely its karate studio segment and its videos and television segment.



                                                                                   PERCENTAGE            PERCENTAGE
                                                                                  NET REVENUES          NET REVENUES
                                                                              FOR THE THREE MONTHS      FOR THE YEAR
                                                                                                     ENDED DECEMBER 31,
                                                                                ENDED MARCH 31,
                                                                              --------------------  --------------------
                                                                                1997       1996       1996       1995
                                                                              ---------  ---------  ---------  ---------
                                                                                  (UNAUDITED)
Revenues....................................................................      100.0%     100.0%     100.0%     100.0%
Costs and expenses:
  Cost of sales.............................................................        5.2%       5.9%       8.5%       7.2%
  Salaries and payroll taxes................................................       69.4%      69.7%      67.8%      55.9%
  Rent......................................................................       44.7%        48%      47.2%      36.1%
  Selling, general and administrative.......................................       20.1%      26.3%      30.9%      37.2%
  Interest..................................................................       18.1%       5.9%       6.6%       4.9%
    Total costs and expenses................................................      157.5%     155.8%     161.1%     141.3%
(Loss) from operations......................................................      (57.5%)     (55.8%)     (61.1%)     (41.3%)
Other income................................................................         --         --         --       47.1%
Net income (loss)...........................................................      (57.5%)     (55.8%)     (61.1%)       5.7%
Pro-forma net income........................................................         --         --         --        4.3%



THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996



KARATE STUDIO SEGMENT



    The Company's revenues in its karate studio segment for the three months ended March 31, 1997 (the "1997 Period") were $275,641, an increase of 7.6% from revenues for the three months ended March 31, 1996 (the "1996 Period") of $256,185. The increase in sales in the 1997 Period is principally attributable to the increased student enrollment in certain locations such as Pleasanton and Los Gatos due to the closing of some of the competitors' schools in the areas.



    Salaries and payroll taxes in the Company's karate studio segment increased from $169,494 in the 1996 Period to $193,028 in the 1997 Period, an increase of 13.9%. This increase was primarily due to an increase in the salaries of some key personnel in the 1997 Period. Interest expenses in the Company's karate studio segment increased from $7,578 in the 1996 Period to $25,193 in the 1997 Period, an increase of 232.4%. This was primarily due to interest paid on additional short term loans obtained in fourth quarter of 1996 and first quarter of 1997. Total costs and expenses in the Company's karate studio segment increased from $375,303 in the 1996 Period to $412,217 in the 1997 Period, an increase of 9.8%, primarily due to the above described changes in salaries and payroll tax, and interest expenses. Loss from operations in the Company's karate studio segment increased from ($119,118) in the 1996 Period to ($136,576) in the

1997 Period, an increase of 14.7%, primarily due to the aforementioned increase in total costs and expenses.



    Net loss in the Company's karate studio segment increased from ($119,118) in the 1996 Period to ($136,576) in the 1997 Period. Such increase was primarily the result of the aforementioned factors related to the increase in operating loss.



VIDEO AND TELEVISION SEGMENT



    The Company's revenues in its video and television segment for the 1997 Period was $2,547. There was no revenue in the 1996 Period since video sales did not start until late 1996.



    Salaries, selling, general and administrative expenses decreased from $16,338 in the 1996 Period to $0 in the 1997 Period, a decrease of 100%. The decrease in these expenses is due to no television or video production activity for video and television segment in the 1997 Period. Interest expenses increased from $7,579 in the 1996 Period to $25,193 in the 1997 Period, an increase of 232.4%, primarily due to interest paid on additional short-term loans obtained in the fourth quarter of 1996 and first quarter of 1997. Total costs and expenses increased from $23,917 in the 1996 Period to $25,946 in the 1997 Period, an increase of 8.5% All of these increases were due to the aforementioned increase in interest expenses.



    Net loss from the Company's video and television segment decreased from ($23,917) in the 1996 Period to ($23,399), a decrease of 2.2%, primarily due to the aforementioned factors.


YEARS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1995

KARATE STUDIO SEGMENT

    The Company's revenues in its karate studio segment for the year ended December 31, 1996 were $1,031,407, a decrease of 7.8% from revenues in 1995 of $1,118,892. The 1996 decrease in sales is principally attributable to increased competition in 1996 resulting in lower attendance and a decrease in the fees charged to certain students.

    Salaries and payroll taxes in the Company's karate studio segment increased from $582,295 in 1995 to $628,222 in 1996, an increase of 7.9%. This increase was primarily due to an increase in the number of staff as a result of an increase in the number of karate studios. Rent in the Company's karate studio segment increased from $404,326 in 1995 to $496,212 in 1996, an increase of 22.7%. This increase was primarily the result of, in 1995, the opening of two karate schools in Las Vegas. Selling, general and administrative expenses in the Company's karate studio segment decreased from $391,264 in 1995 to $266,700 in 1996, a decrease of 31.8%. This decrease was primarily attributable to higher promotional expenses in 1995 related to various karate exhibitions and lower advertising costs in 1996 as a result of the Company's decision to significantly reduce the level of print advertising. Total costs and expenses in the Company's karate studio segment increased from $1,486,372 in 1995 to $1,506,846 in 1996, an increase of 1.4%, primarily due to the above described changes in salaries and payroll tax, rent and selling, general and administrative expenses.

    Loss from operations in the Company's karate studio segment increased from ($367,480) in 1995 to ($475,439) in 1996, an increase of 29.4%, primarily due to the aforementioned decrease in revenues and increase in total costs and expenses.

    Net income (loss) in the Company's karate studio segment decreased from $159,145 in 1995 to ($475,439) in 1996. Such decrease was primarily the result of the aforementioned factors related to the increase in operating loss and the receipt in 1995 of $526,625 of fees for fitness consulting to certain organizations and individuals. There was no such income earned in 1996, and management of America's Best Karate does not expect to receive this type of income in the future. This income was primarily responsible for the historical net income reflected in the statement of operations for the year ended December 31, 1995. Pro forma net income, as reflected in that statement and as referred to in the table, is different than historical net income because it reflects a charge in lieu of income taxes. This charge is necessary due to America's Best Karate's "S" corporation status for that year.

VIDEO AND TELEVISION SEGMENT

    The Company's revenues in its video and television segment for the year ended December 31, 1996 were $19,146. There was no revenue in 1995 since video sales did not start until 1996.

    Salaries and payroll taxes increased from $43,104 in 1995 to $84,352 in 1996, an increase of 95.7%. Selling, general and administrative expenses increased from $24,449 in 1995 to $58,325 in 1996, an increase of 138.5%. Total costs and expenses increased from $94,924 in 1995 to $185,290 in 1996, an increase of 95.2%. All of these increases were due to an increase in activity for the video and television segment in 1996 over 1995.

    Net loss from the Company's video and television segment increased from ($94,924) in 1995 to ($166,144) in 1996, an increase of 75%, primarily due to the aforementioned factors.

LIQUIDITY AND CAPITAL RESOURCES


    Cash decreased for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995 by $(13,188), $(45,379), $(37,480)
and $(10,163), respectively. Cash utilized for operations for the three months ended March 31, 1997 and 1996 and the year ended December 31, 1996 was $(201,314), $(105,514) and $(546,922), and cash provided by operations for the year ended December 31, 1995 was $103,812, which resulted primarily from fitness consulting fees of $526,625 earned in 1995 only. Net cash utilized for investing activities for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995 was $(49,773), $(21,507), $(447,378) and
$(153,682), respectively. These resulted primarily from payments for film costs of $(33,189), $(350,364) and $(114,482) in the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively. Net cash provided by financing activities for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995 was $237,899, $81,642, $956,820 and
$39,707, respectively. Financing in the three months ended March 31, 1997 resulted primarily from the sales of common stock of $248,020. Financing in 1996 resulted primarily from the sales of common stock of $728,000 and net loan proceeds of $336,116. Financing in 1995 resulted primarily from the sales of common stock of $199,500, net loan proceeds of $102,889, and distributions to shareholders of $(236,009).


    The Company has historically financed its operating and capital outlays primarily through sales of common stock, loans from stockholders and other third parties and bank financing.


    At various times during 1996 and 1997, America's Best Karate entered into business loan agreements with individual third parties for $455,000 in aggregate short-term loans at an interest rate of 15% per annum. In entering into such business loan agreements, America's Best Karate issued various amounts of its common stock to such lenders as an incentive to enter into the business loan agreements. All loans under such business loan agreements are due the earlier of July 1, 1997 or three days following the consummation of this Offering. As of March 31, 1997, seven of such individual third parties agreed to convert an aggregate of $133,500 into 1,900.356 shares of America's Best Karate at the price of $70.25 per share (equivalent to $2.50 per share of the Company). In the event this Offering is not consummated and America's Best Karate is incapable of completely paying back the indebtedness to the lenders by July 1, 1997, then the business loan agreements provide that interest shall continue to accrue and that payments of accrued interest and principal shall be made in an amortized schedule over the next thirty-six months.



    In June 1997, George Chung, the Chairman of the Board, loaned at no interest approximately $17,673 to the Company in order to allow the Company to repay its loan with the Bank of Canton. The Company intends to repay Mr. Chung the outstanding principal balance of this loan with the net proceeds of the Offering.



    On July 2, 1997, Mr. Chung also loaned at no interest approximately $35,400 to the Company in order to allow the Company to repay its loan from Silicon Valley Bank. The Company intends to repay the outstanding principal balance of this loan with the net proceeds of the Offering.



    Messrs. Chung and Chan are the direct obligors on a loan in the original principal amount of $100,000 from the Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust which is being treated as a debt of the Company. This loan bears interest at the rate of 12% per annum and is due on the earlier of the completion of this Offering or December 15, 1999. In addition to the provisions discussed above, the promissory note also stipulates that in the event America's Best Karate is sold or goes public, then the note becomes immediately due and payable and the holder of the note will be given 1% of the shares of the underwriting at that time.


    America's Best Karate entered into a Convertible Loan Agreement with David
Y. Lei, an unaffiliated third party, as of May 5, 1995 for a loan in the original principal amount of $27,000. As of March 31, 1997, Mr Lei converted $13,500 of such loan into 192.171 shares of America's Best Karate common stock (equivalent to $2.50 per share of the Company's Common Stock). Interest on such loan accrues at the rate of 13% per annum until the accrued interest equals the amount of the loan at which time interest accrues at 0.624% of the net profit before taxes of America's Best Karate. Upon the consummation of this Offering, Mr. Lei has the option to convert the principal amount of the loan into 0.312% of the number of shares offered hereby (not including any shares offered pursuant to any over-allotment option).



    America's Best Karate also entered into a Convertible Loan Agreement with Thomas Y. Fu, an unaffiliated third party, as of December 8, 1994 for a loan in the principal amount of $54,000. Interest on such loan accrues at the rate of 13% per annum until the accrued interest equals the amount of the loan at which time interest accrues at 1.248% of the net profit before taxes of America's Best Karate. Upon the consummation of this Offering, Mr. Fu has the option to convert the principal amount of the loan into 1.248% of the number of shares offered hereby (not including any shares offered pursuant to any over-allotment option). Mr. Fu has indicated to the Company that he does not intend to exercise his option to convert.



    The Company had a working capital deficiency of $1,280,999 at March 31, 1997. The Company's ability to continue as a going concern is dependent on its receipt of the net proceeds of this Offering and, thereafter, on attaining profitability.


    The Company believes that the net proceeds of this Offering, plus working capital from operations and other sources of funds will be adequate to sustain operations for at least the next 12 months. To the extent that such funds are insufficient to finance the Company's working capital requirements, the Company will be required to raise additional funds through public or private equity or debt financings. There can be no assurance that such additional financings will be available, or, if available, will be on terms satisfactory to the Company.

IMPACT OF INFLATION

    The Company does not believe that inflation has had a material adverse effect on sales or income during the past several years.

                                    BUSINESS

GENERAL

    The Company is in the development stage with respect to various media projects, including (i) the development, production and marketing of "ADVENTURES WITH KANGA RODDY," a television program aimed at pre-school and primary school children (the "Kanga Roddy Series"), (ii) the licensing of merchandising rights related to the Kanga Roddy Series, and (iii) the development, production and marketing of various audio tapes, video tapes and workbooks that specialize in fitness information.

    The Company also operates a chain of karate schools with eight locations in the San Francisco Bay area and two locations in Las Vegas. The co-founders of the Company, George Chung and Anthony Chan, are both members of the Karate Black Belt Hall of Fame. The experiences of Messrs. Chung and Chan with the martial arts, and the values and disciplines they promote, were the inspiration for the Company's decision to pursue its media projects, all of which are based on such martial arts values and disciplines.

"ADVENTURES WITH KANGA RODDY"

    The Company is developing and producing the Kanga Roddy Series. The Kanga Roddy Series will use martial arts values such as humility, discipline and respect, with the added elements of song, contemporary music, dance, vibrant colors and exciting movements to attempt to capture the young audience's attention. The Kanga Roddy Series features a six-foot tall kangaroo character named Kanga Roddy who is a martial arts expert. Unlike other television shows which feature violence, Kanga Roddy never fights because he understands that conflict can always be resolved with knowledge, compassion, humility, respect and an open mind.

    Each episode of the Kanga Roddy Series will open with the Kanga Roddy theme song which is anticipated to be easily memorized by young children much in the same way as the popular theme song from the "BARNEY" television show. After the theme song, each show will focus on a group of children at a community center and their teachers (played by Jennifer Montana and Karen Lott, wives of former San Francisco 49ers football players Joe Montana and Ronnie Lott) who will be working on activities such as reading, physical fitness and arts and crafts. During these activities, the children will encounter an ethical or social problem which causes uneasiness or unhappiness amongst some of the children. The teachers will sense the problem and suggest that the children seek help from their friend, Uncle Pat, the proprietor of a rare book bookstore played by Pat Morita of THE KARATE KID fame. Uncle Pat, with the assistance of his pet bookworm Shakespeare, magically transport the children to the land of Hi-Yah where Kanga Roddy lives.

    Once in the land of Hi-Yah, Kanga Roddy and his friend Bantu, a female African snake, help the children solve their problem by giving examples presented through songs. Kanga Roddy gets inspiration for the proper solution to the problem through flashbacks to lessons learned from his martial arts teacher Zatochi, a wise old snow monkey. The children also learn one physical activity each time they visit Kanga Roddy such as balance, jumping, or kicking. Kanga Roddy is particularly capable of teaching such activities since the actor inside the Kanga Roddy costume is a black belt karate instructor at one of the Company's karate studios. When the children return to the community center, they review what they have learned with their teachers.

    The Company completed the pilot episode of the Kanga Roddy Series in January 1997 and intends to use approximately $2,200,000 of the proceeds from the Offering to finance the production of the next 12 episodes. Thirteen episodes of a television series is the standard number of episodes for a television season.

    The Company is vigorously pursuing broadcasting the Kanga Roddy Series through public television. In May 1997, the Company and KTEH, the public broadcasting system ("PBS") station serving the San Jose, California area, entered into a distribution agreement (the "Distribution Agreement") to purchase the exclusive right to distribute the Kanga Roddy Series throughout the United States for a two-year period. Under the terms of the Distribution Agreement, KTEH is entitled to 15% of monies collected by KTEH from its exploitation of the rights granted to it in the Distribution Agreement with the balance to be paid to the Company. KTEH has also agreed to pay the Company $430,000 as an advance in four equal installments with each installment payment date tied to the Company's delivery of certain number of episodes of the Kanga Roddy Series. The first payment will be made on delivery of episodes 1-4, the second payment on delivery of episodes 5-7, the third payment on delivery of episodes 8-10, and the fourth and final payment on delivery of episodes 11-13. The $430,000 installment payments are advances against and will be deducted from all royalties payable to the Company by KTEH. Under the Distribution Agreement, the Company has also committed to sharing with KTEH (i) 8% of all revenues from the sale and licensing of products such as video tapes, books and music tapes and
(ii) 5% of gross profits of the Company from the sale and licensing of toys and clothing. The Company has also granted KTEH a right of first refusal with respect to rights to the Kanga Roddy Series not granted to KTEH in the Distribution Agreement. KTEH has informed the Company that it believes it can convince other PBS stations covering at least 40% of the U.S. broadcast market to also air the program.



    The Company's strategy with respect to the Kanga Roddy Series also includes pursuing licensing and merchandising opportunities. Characters developed in a popular series, and often the series itself, achieve a high level of recognition and popularity, making them valuable assets for the licensing and merchandising market. In June 1997, the Company and SEGA entered into a letter agreement appointing SEGA as the Company's non-exclusive agent for purposes of licensing and merchandising the "Kanga Roddy" trademark, brandname and logo at a licensing show in New York. In such letter agreement, SEGA agreed to introduce the Company to prospective sublicensees who may be interested in acquiring merchandising licenses and/or home video distribution rights in connection with "Kanga Roddy" in consideration of an amount equal to 30% of all monies or other consideration payable to the Company under any agreement entered into during the two year period following execution of the letter agreement by the Company with any person or entity introduced to the Company by SEGA. Pursuant to such letter agreement, SEGA is not subject to any minimum sales requirement. If the Kanga Roddy Series does not attain and maintain widespread distribution on television, or widespread popularity, it is unlikely that any significant licensing or merchandising opportunities or revenue will arise or be maintained.


    The Company plans to retain worldwide rights to its brands, and license their use to manufacturers for specific products in exchange for royalties, possibly accompanied by cash advances. Among the most popular licensed items are toys, clothing, food, dinnerware/lunch boxes, watches and soft vinyl goods such as boots, backpacks and raincoats. There is no assurance, however, that the Company will be able to successfully license its properties.

    The Company also hopes to realize revenues through the distribution of the Kanga Roddy Series in the home video market, although there is no assurance that the Company will be able to do so.

"FITNESS PRODUCTS"

    The Company is also in the business of developing, producing and marketing various video tapes, audio tapes and workbooks that specialize in fitness information and education ("Fitness Products"). The Company's first Fitness Product, entitled "STRONG MIND FIT BODY," consists of video tapes, audio tapes and a workbook, and teaches motivational techniques to start and stay with an exercise program in order to lose weight. "STRONG MIND FIT BODY" targets the large number of overweight individuals in the United States between the ages of 25 to 55 who are 15 to 100 pounds over their ideal weight and utilizes celebrity testimonials from former superstar football players Ronnie Lott and Dwight Clark to endorse the product.

    In June 1996, the Company entered into an exclusive distribution agreement with respect to "STRONG MIND FIT BODY" with InteliQuest, a Utah general partnership ("InteliQuest"). InteliQuest has the exclusive right for one year (ending June 1997) to sell such product to health, fitness, exercise and nutrition related companies, and the exclusive right for five years to sell such product to, or together with products sold by, Health Rider, Nordic Trak and ICON (major fitness equipment manufacturers). The Company's "STRONG MIND FIT BODY" product was recently included in the SKY MALL catalog found in the seat-backs of many airlines. Notwithstanding the above contract and the inclusion of such product in THE SKY MALL catalog, the

Company has not recognized any significant revenues from the "STRONG MIND FIT BODY" product and there can be no assurance that any significant revenues will be generated from such product in the future.


    The Company's second Fitness Product, entitled the "MONTANA EXERCISE VIDEO," is a cardio kick-boxing video starring former superstar quarterback Joe Montana and his wife Jennifer, both of whom have been training in the Company's karate schools for approximately three years. This 50-minute video exercise program enables viewers to exercise without the need to buy expensive machinery. The Company hopes to enter into an exclusive distribution agreement with, or sell the rights to such video program to, a third party although there is no assurance that the Company will be able to do so.


KARATE STUDIOS

    The Company also manages and operates a chain of company owned karate studios with eight locations in the San Francisco Bay Area and two locations in Las Vegas. All of the Company's karate studios operate under the name "America's Best Karate." George Chung, the Company's Chairman of the Board and Anthony Chan, the Company's president and Chief Executive Officer, are both members of the Karate Black Belt Hall of Fame.

    The Company has a close relationship with the five-time Superbowl Champion San Francisco 49ers. During the football season, as many as 30 players from the team take instruction from with Mr. Chung. Mr. Chung also serves as a fitness consultant to the San Francisco 49ers football team, and assists the team with the mental and physical preparation of certain players before games.

    Each of the Company's instructors, all of whom are black belts, has undergone a rigorous training program conducted by Messrs. Chung and Chan and/or other instructors of America's Best Karate. Generally speaking, instructors are prior students of America's Best Karate who have "graduated" to become instructors. Each karate studio conducts approximately 40 classes each week, each for a 45 minute period. Each class is generally comprised of 10 to 15 students and taught by one to three instructors. Generally, students are initially enrolled in a black belt course requiring approximately thirty-six months of study; however, many students eventually convert to the more intensive and longer second degree black belt program. Classes are organized by skill level and age group. Students may take as many classes as are available each week without additional charge. Fees, if paid in advance, are generally $1,800 and $2,400 for the black belt and second degree black belt programs, respectively. An installment payment plan is available at higher rates. At each karate studio, the Company also sells martial arts related products, such as uniforms, other clothing and safety equipment.

    The Company's strategy with respect to its karate studios is to provide an environment where students can study a unique combination of martial arts disciplines in a clean and attractive setting and have fun. Unlike many traditional studios, the Company utilizes music to enhance the enjoyment level of its martial arts instruction.

    As of December 31, 1996, there were approximately 2,000 students enrolled at the ten karate studios. The Company believes that the average age of the Company's students is approximately 12 years old. At these enrollment levels the Company estimates that it is currently operating at approximately 80 percent of its total capacity. There is currently no backlog or waiting list to enroll in any of the courses at any of the karate studios.

    To attract new students, the Company offers two introductory classes at a price of $9.95 for both classes and also occasionally hosts pizza birthday parties for its students at its karate studios in order to acquaint potential students with the benefits of the Company's martial arts programs. These introductory programs and other promotions, including print, radio and direct mail advertising, are coordinated by Don Berryessa, the Company's Vice President and General Manager. The Company periodically places advertisements in newspapers and sends out direct mail flyers in the markets in which the Company operates karate studios. The Company also advertises its courses in the Yellow Pages.

    The Company sells a variety of martial arts products and clothing at each of the karate studios. The Company obtains most of such products from Pioneer Interstate and Golden Glove, both unaffiliated distributors of martial arts products.


    During the next three to four years, the Company intends to close five of its karate studios that have not been profitable to date. The Company currently plans to close such studios as the leases expire or soon thereafter. The five studios are scheduled to close around January 1998, August 1998, September 1998 and two in the year 2000. The Company is also evaluating the possibility of consolidating certain of its California karate studios and selling its Las Vegas studios.


COMPETITION

    Each of the industries in which the Company competes is highly competitive and most of the companies with which the Company competes have greater financial and other resources than the Company. With respect to the Company's television activities, the Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. If the Company is successful at getting the Kanga Roddy Series aired on television, the Company will compete for time slots, ratings and related advertising revenues.

    The Company's Fitness Products compete with many other products aimed at the fitness and weight loss markets, including other video tapes, audio tapes and workbooks, and various types of exercise machinery. Many of these competing products are sponsored or endorsed by celebrities and sports figures, and many are marketed by companies having significantly greater resources than the Company.

    The martial arts industry is also highly competitive. The Company's competitors include a variety of small to medium sized martial arts instructional centers, many of which may be better established and better financed than the Company. Some of the Company's karate studio competitors have significantly greater financial and other resources and longer operating history and there can be no assurance that the Company will be able to compete successfully in the marketplace or achieve a significant market share. The Company does not perceive its karate studios to be in competition with health or fitness clubs, gyms, YMCA's or YWCA's. Although such facilities may offer some martial arts classes, they do not generally offer intensive martial arts programs emphasizing discipline and the development of self-confidence.

EMPLOYEES

    At March 31, 1997, the Company employed a total of 15 employees on a full-time basis and 23 employees on a part time basis. No employees are represented by a collective bargaining unit. Management considers its relationship with its employees to be good. See "Management" and "Executive Compensation."

PROPERTIES

    On January 1, 1995, the Company entered into a lease with Commerce Park for its headquarters facility located in Hayward, California. The lease is for a term of 3 years with a fixed rent of $1,558 per month with a predetermined annual increase. The Company also leases space as needed for its ten karate studios in the San Francisco Bay Area and in Las Vegas, Nevada. Such leases are for premises ranging from 1,800 sq. ft. to 3,200 sq. ft. The Company believes that its facilities are adequate for its present purposes, but the Company intends to relocate its headquarters at the expiration of its current lease term.

LEGAL PROCEEDINGS

    No lawsuits or proceedings are pending against the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The current directors, nominated directors, executive officers and key employees of the Company are as follows:

NAME                            AGE                      POSITION(S)
--------------------------      ---      --------------------------------------------
George Chung..............          35   Chairman of the Board and Director

Anthony Chan..............          42   President, Chief Executive Officer, Chief
                                         Financial Officer and Director

Don Berryessa.............          26   Vice President and Director

Jan Hutchins..............          48   President of AC Media and Nominated Director

William Duffy.............          41   Nominated Director

Alan Elkes................          51   Nominated Director

Ronnie Lott...............          37   Nominated Director

    Mr. Chung has served as Chairman of the Board and a Director of the Company since February 1997, and as President of America's Best Karate since 1991. From 1981 to 1991, Mr. Chung owned and operated a karate studio in Los Gatos, California. Mr. Chung was inducted into the Black Belt Hall of Fame in 1983. He is regarded in the martial arts industry as a pioneer in the modernization of what is known as contemporary martial arts training, which includes the use of music in both training and performance. He has been featured in magazines, books, television and motion pictures. He is a published author and wrote "Defend Yourself", a worldwide published self-defense system for Sybervision Systems. In 1995 he was awarded a "Superbowl Ring" from the San Francisco 49ers in recognition for his outstanding martial arts work with their championship football team.

    Mr. Chan has served as President, Chief Executive Officer, Chief Financial Officer and a Director of the Company since February 1997, and as Chief Executive Officer and Chief Financial Officer of America's Best Karate since 1991. From 1985 to 1990, Mr. Chan served as the Director of Chinese Affairs for the Eisenberg Company, a diversified business enterprise. Mr. Chan's principal duty was to negotiate contracts in the People's Republic of China. Prior to 1985, Mr. Chan worked at Bank of America as an economic forecaster. Mr. Chan received his MBA from the University of California at Berkeley. Mr. Chan's martial arts training began in 1968 as a youth in Hong Kong. He was the first American allowed to train as a professional in the People's Republic of China. He is a published author and has been featured in newspapers, magazine covers, television and motion pictures. He was inducted into the Black Belt Hall of Fame in 1981.


    Mr. Berryessa has served as Vice President and Director of the Company since February 1997, and as Vice President and General Manager of ABK since July 1993. Mr. Berryessa received his Bachelor's of Science degree in marketing and economics from San Jose State University in 1992 while working as America's Best Karate's District Manager. As America's Best Karate's District Manager, Mr. Berryessa played an instrumental role in the expansion of America's Best Karate from one location to 10, where he was in charge of marketing and sales. Prior to working with America's Best Karate he served as a member of the United States Army & Army Reserve as a combat military policeman.


    Mr. Hutchins has served as President of AC Media since February 1997. From July 1994 to November 1995, Mr. Hutchins was one of a four person management team for GolfPro International, an emerging company designing and marketing a terrain-based, personal service robot. From 1993 to June 1994, Mr. Hutchins was community services director for the San Francisco Giants professional baseball team. From 1991 to 1993, Mr. Hutchins developed, produced and hosted the HOOKED ON GOLF radio program for KNBR 68 in San Francisco. From 1972 to 1991, Mr. Hutchins served in various capacities in the television field, including news anchor, sports director, sports anchor/reporter and television host.

    Mr. Duffy has agreed to serve as a director of the Company following completion of the Offering. Mr. Duffy has served as Vice-President of Business Operations and Chief Financial Officer for the San Francisco 49ers since June of 1996. He is responsible for all non-football related business and provides financial guidance and support for all the team's football related activities. Mr. Duffy's previous experience has included serving as Director of Compliance for The National Football League from October 1993 to May 1996, Treasurer of Robbie Stadium Corporation from June 1990 to September 1993 and Director of Finance of the Miami Dolphins from March 1988 to May 1990. Mr. Duffy, a CPA, is a graduate of Princeton University and received his Masters of Accounting from New York University.

    Mr. Elkes has agreed to serve as a director of the Company following completion of the Offering. Mr. Elkes has served as Chief Executive Officer of Dalton Kent Securities Group, Inc., an investment banking and brokerage firm, since June 1996. From September 1994 to June 1996, Mr. Elkes served as Financial and Operations Manager at a branch office of Corporate Securities Group Inc., an investment banking and brokerage company. From February 1991 to September 1994, Mr. Elkes owned and operated Minuteman Press, a printing company. Mr. Elkes began his career in the stock brokerage industry in 1968. He has an MBA in accounting from St. Johns University in New York and is also a licensed CPA in the State of New York.

    Mr. Lott has agreed to serve as a director of the Company following completion of the Offering. Mr. Lott spent 15 seasons in the National Football League, playing for the San Francisco 49ers (1981-1990), Los Angeles Raiders (1991-1992), New York Jets (1993-1994) and the Kansas City Chiefs (1995). Mr. Lott was selected to play in the Pro Bowl 10 times and won four Superbowl Championships with the San Francisco 49ers. In 1996, Mr. Lott joined FOX Sports as a studio analyst and, along with James Brown, Howie Long and Terry Bradshaw, won an Emmy for their pregame show (FOX NFL Sunday). Mr. Lott is also very active in civic and community activities. He founded "All-Stars Helping Kids," a non-profit charity to raise funds for youth organizations, is involved with the national "Stay in School" program and hosts a number of events such as golf tournaments and benefits to raise funds for worthwhile causes. Mr. Lott is also the owner of Ronnie Lott's Club Fitness in San Jose and Dream Sports, a sports marketing company.

DIRECTORS' COMPENSATION

    The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred following completion of the Offering in connection with attendance at Board of Directors and committee meetings. Directors may also receive stock options under the Company's stock option plans. See "Management--Stock Plans."


    Pursuant to Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of the Company against liability for certain of their acts, and the Company intends to enter into seperate indemnification agreements with each of its directors and officers to effectuate these provisions. The Company's Certificate of Incorporation also provides that, with certain exceptions, no director of the Company will be liable to the Company for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit.


    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any arrangement, provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

    During the fiscal year ended December 31, 1996, no officer of the Company was paid more than $100,000. The following table sets forth the amount of compensation paid to the Company's Chairman of the Board and the Company's President and Chief Executive Officer in 1996.

                                                                         ANNUAL COMPENSATION
                                                         ---------------------------------------------------
                                                           FISCAL                           ALL OTHER ANNUAL
NAME AND PRINCIPAL POSITION                                 YEAR       SALARY      BONUS      COMPENSATION
-------------------------------------------------------  -----------  ---------  ---------  ----------------
George Chung
  Chairman of the Board................................        1996   $  57,600     --             --
Anthony Chan
  President and Chief Executive Officer................        1996   $  57,600     --             --

EMPLOYMENT AGREEMENTS

    In March 1997, the Company entered into employment agreements, effective as of the closing date of this Offering, with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to which Mr. Chung will continue to serve as the Company's Chairman of the Board, Mr. Chan will continue to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa will continue to serve as the Company's Vice-President. Each agreement has a term of five years. Pursuant to the agreements, the Company will pay to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the public offering price of the Common Stock of the Company upon consummation of this Offering and (ii) $200,000, $200,000 and $100,000, respectively, if all of the Warrants issued to the public in this Offering are exercised by the holders thereof within the five-year exercise period of such Warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

    In March 1997, the Company and AC Media entered into a two-year employment agreement with Jan D. Hutchins effective as of the closing date of this Offering, pursuant to which Mr. Hutchins will serve as President of AC Media and be responsible for supervising the production and marketing of the Company's media projects. This agreement provides that Mr. Hutchins will receive an annual base salary of $39,600. The employment agreement also provides for the following bonuses: (i) 4,000 shares of Common Stock of the Company upon consummation of this Offering, subject to compliance with applicable laws (these shares will be issued at no cost to Mr. Hutchins and will be expensed at their fair market value considering any restrictions at the time of issuance); (ii) options to purchase 20,000 shares of Common Stock of the Company, exercisable at 120% of the public offering price of the Common Stock of the Company upon the consummation of this Offering, subject to compliance with applicable laws; and
(iii) $100,000 in cash if all of the Warrants issued to the public in this Offering are exercised by the holders thereof within two years of the consummation of this Offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement. None of the above-referenced employment agreements contain non-competition provisions.

STOCK PLANS

    1997 STOCK PLAN. The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan is 350,000, subject to adjustments as provided in the 1997 Stock Plan. The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors. Upon registration, the 1995 Stock Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase an aggregate of 250,000 shares of Common Stock under the 1997 Stock Plan at 120% of the initial public offering price upon consummation of the Offering.

    The following table presents certain information concerning the number of shares of Common Stock subject to options that will be granted to certain executive officers and key employees pursuant to the 1997 Stock Plan upon consummation of the Offering:

                                                                   NUMBER OF SHARES
NAME OF INDIVIDUAL                                                UNDERLYING OPTIONS
----------------------------------------------------------------  -------------------
George Chung....................................................          87,500
Anthony Chan....................................................          87,500
Don Berryessa...................................................          25,000
Jan Hutchins....................................................          20,000

    1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. A total of 50,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule. As of the date of this Prospectus, no options have been granted under the Directors Plan.

                              CERTAIN TRANSACTIONS


    Messrs. Chung and Chan are the guarantors of two loans from Karen T.I. Shen and Thomas Jung Woo originally totaling $27,000 and bearing interest at 14% per annum which are due and payable in 1999 and 2000, and are the direct obligors on a loan in the original principal amount of $100,000 from the Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust which is being treated as a debt of the Company which loan bears interest at the rate of 12% per annum and is due on the earlier of the completion of this Offering or December 15, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Messrs. Chung and Chan are also the guarantors of a bank credit line of the Company with a credit limit of $50,000 (outstanding balance as of March 31, 1997 of approximately $36,000), and of one property lease of the Company and are the direct obligors on two property leases which are being treated as leases of the Company. See "Notes to Financial Statements."



    In a letter dated October 29, 1996, the Company agreed to pay Joe and Jennifer Montana, significant stockholders of the Company, $50,000 in cash, payable 30 days prior to the release of the Company's second Fitness Product, entitled "MONTANA EXERCISE VIDEO." In such letter, the Company also agreed to pay Joe and Jennifer Montana an additional $50,000 from the proceeds of this Offering and a royalty payment of $1 per video tape sold. See "Business-Fitness Products." Joe and Jennifer Montana have both been training in the Company's karate schools for approximately three years. The "MONTANA EXERCISE VIDEO" stars the former superstar quarterback and his wife Jennifer in a kick-boxing video. Jennifer Montana also co-hosts the Kanga Roddy Series.



    Mr. Alan Elkes, a director nominee of the Company, is Chief Executive Officer of the Managing Underwriter. For a description of the arrangements between the Company and the Managing Underwriter, see "Underwriting."



    In June 1997, Mr. George Chung, the Chairman of the Board, loaned at no interest approximately $17,673 to the Company in order to allow the Company to repay its loan with the Bank of Canton. The Company intends to repay Mr. Chung the outstanding principal balance of this loan with the net proceeds of the Offering. On July 2, 1997, Mr. Chung also loaned at no interest approximately $35,400 to the Company in order to allow the Company to repay its loan from Silicon Valley Bank. The Company intends to repay the outstanding principal balance of this loan with the net proceeds of the Offering.


    None of the transactions with officers or shareholders of the Company and their affiliates were made on terms less favorable to the Company than those available from unaffiliated parties. In future transactions of this nature, the Company will ensure that more favorable terms are not available to it from unaffiliated third parties before engaging officers or shareholders of the Company or their affiliates.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of May 31, 1997, and as adjusted to reflect the sale of the Common Stock and Warrants being offered hereby, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock owned by them.



                                                        SHARES BENEFICIALLY      SHARES BENEFICIALLY
                                                      OWNED PRIOR TO OFFERING   OWNED AFTER OFFERING
                                                      -----------------------  -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                     NUMBER      PERCENT      NUMBER      PERCENT
----------------------------------------------------  ------------  ---------  ------------  ---------
George Chung(1).....................................       592,588(2)    23.56%      592,588(2)    15.40%
Anthony Chan(1).....................................       588,188     23.38%       588,188     15.28%
Don Berryessa(1)....................................       168,600(3)     6.70%      168,600(3)     4.38%
Montana Family Trust................................       158,455      6.30%       158,455      4.12%
  c/o Raimondo, Pettit & Glassman
  21515 Hawthorne Blvd., #1250
  Hawthorne, CA90503
Peter Kwong.........................................       129,962(4)     5.17%      129,962(4)     3.38%
  32754 Downieville Street
  Union City, CA94587


------------------------

(1) The addresses for the directors and executive officers are the same as that of the Company.


(2) Includes 4,400 shares owned by Mr. Chung's wife.


(3) Includes 28,100 shares owned by Mr. Berryessa's wife.

(4) Includes 3,512 shares owned by Mr. Kwong's wife.

                                RESCISSION OFFER

    Commencing after the closing of this Offering and subject to compliance with Federal and state securities laws, the Company anticipates offering to certain stockholders of the Company who previously purchased common stock of America's Best Karate, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder. The Company has registered the shares of Common Stock subject to the Rescission Offer in the Registration Statement to which this Prospectus is a part of and anticipates $20,000 in costs relating to such registration. The Company is making this offer because, among other things, certain sales of its securities may not have qualified for an exemption under the registration requirements of the Federal and/or state securities laws. The Company's obligation to purchase such shares will be paid out of the net proceeds of this Offering. See "Use of Proceeds."


    The holders of securities who will be offered rescission will include 47 stockholders who were issued a total of 684,619 (as adjusted for the 28.1 for 1 exchange ratio in the proposed reorganization transaction) shares of common stock of America's Best Karate during the period November 1995 to March 1997 at prices ranging from $.80 to $2.13 (as adjusted for the 28.1 for 1 exchange ratio in the proposed reorganization transaction).



    The original purchase price of all of the securities which are the subject of the Rescission Offer is approximately $1,175,520, excluding interest (which will vary). All of the holders of Common Stock eligible for the Rescission Offer paid less than $5.00 per share, the public offering price of the shares of Common Stock offered hereby. The Company does not believe that any or many stockholders will tender securities pursuant to the Rescission Offer because the price per share in this Offering is higher than the amount recoverable through rescission and because substantially all such securities were sold to personal or business acquaintances of the Company and its management. However, the Rescission Offer will be kept open for at least 30 days and there can be no assurance that the price of the shares in the trading market during such period will not be less than the prices paid by the stockholders who are being offered rescission in the Rescission Offer or that a significant number of such stockholders will not accept the Rescission Offer. To the extent that the Company is required to use proceeds from this Offering to meet its obligations under the Rescission Offer, such funds will not be available to be utilized by the Company in furtherance of its business objectives. Payment of the purchase price and interest to individuals who elect to rescind will be made as soon as practicable after receipt by the Company of the notice of rescission and the appropriate certificates.


    Notwithstanding the Rescission Offer, under applicable Federal and state securities laws, shareholders may continue to have a right to rescind and recover the purchase price of their securities from the Company and may not be banned from asserting potential claims against the Company for alleged violations of securities laws. In addition, the Company may be subject to enforcement actions by the Securities and Exchange Commission and/or state securities authorities.


                           DESCRIPTION OF SECURITIES

SECURITIES OFFERED


    The 1,300,000 shares of Common Stock and 1,300,000 Warrants offered hereby are offered separately from one another and will be traded separately upon the consummation of this Offering.


GENERAL


    The Company has an authorized capital of 10,000,000 shares of Common Stock, $.0001 par value, of which 2,515,700 shares are currently outstanding. The issued and outstanding shares of Common Stock are fully paid and non-assessable, and all the shares of Common Stock underlying the Warrants included in the Offering, when issued, will be fully paid and non-assessable.


    Holders of the Shares are entitled to one vote per share on all matters submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors.

    Holders of the Common Stock are entitled to share pro rata in such dividends as may be declared by the board of directors out of funds legally available. See "Dividend Policy." On any dissolution, liquidation or winding-up of the Company, the holders of Common Stock will be entitled to share pro rata in all distributions made after payment of or provision for the payment of all debts and prior claims. There are no preemptive rights or conversion privileges applicable to the Common Stock.


    During January through March of 1997, the Company sold 305,000 shares of its common stock to certain investors at a price per share of $.80 (as adjusted for the proposed reorganization). Holders of these shares have orally agreed to return such number of these shares to the Company as is necessary to increase the price per share paid by these investors to $2.50 (which is a price greater than the price of $2.14 per share at which the Company sold common stock prior to this private placement). These holders have also orally agreed to an unconditional lock-up of twelve months regarding the resale of these securities. Messrs. Chan and Chung may offer these holders the opportunity to purchase an amount of shares owned personally by them for nominal consideration at a later date.


WARRANTS


    Warrants will be issued pursuant to a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Transfer and Warrant Agent") and will be in registered form. The Company has authorized the issuance of Warrants to purchase an aggregate of 1,300,000 shares of Common Stock (exclusive of 195,000 Warrants issuable upon exercise of the Underwriters' Over-Allotment Option and 130,000 Warrants underlying the Underwriters' Warrants). Each Warrant entitles its holder to purchase, at any time from the date of this Prospectus through the fifth anniversary date of this Prospectus, one share of Common Stock at an exercise price of $6.50 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.



    The Warrants may be redeemed by the Company at any time commencing one year from the date of this Prospectus (or earlier with the prior written consent of the Managing Underwriter) and prior to their expiration, at a redemption price of $.10 per Warrant, on not less than 30 days' prior written notice to the holders of such Warrants, provided that the last sales price of the Common Stock on NASDAQ is at least 120% ($7.80 per share, subject to adjustment) of the exercise price of the Warrants for a period of 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given. Holders of Warrants shall have exercise rights until the close of the business day preceding the date fixed for redemption. The exercise price of the Warrants should in no event be regarded as an indication of any future market price of the securities offered hereby.

    The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock. The Warrants do not confer upon holders any voting or any other rights as stockholders of the Company.

    Subject to the rules and regulations of the NASD, the Underwriters shall be entitled to act as the warrant solicitation agent for the solicitation of the Warrants for a period of five years after the date hereof, commencing one year after the date hereof and receive a warrant solicitation fee of five percent (5%) of the exercise price for each Warrant exercised during the period commencing one year after the date hereof.

    The Company is required to have a current Registration Statement on file with the Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of Warrants reside in order to comply with applicable laws in connection with the exercise of Warrants and the sale of the Common Stock issued upon such exercise. The Company, therefore, will be required to file post-effective amendments to its Registration Statement when subsequent events require such amendments in order to continue the registration of the Common Stock underlying the Warrants and to take appropriate action under state securities laws. There can be no assurance that the Company will be able to keep its Registration Statement current or to effect appropriate action under applicable state securities laws. Its failure to do so may restrict the ability of the Warrant holders to exercise the Warrants and resell or otherwise dispose of the underlying Common Stock, whether pursuant to redemption of the Warrants or otherwise.

LIMITATION OF DIRECTORS' LIABILITIES

    The Company's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Company's directors the benefit of the Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breach of their fiduciary duty of care, except under certain circumstances involving breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived an improper personal benefit.

CERTAIN ANTI-TAKEOVER DEVICES

    The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the Interested Stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain stock plans).

TRANSFER AGENT AND REGISTRAR

    Continental Stock Transfer & Trust Company has been appointed as the transfer agent and registrar for the Company's Common Stock. Its telephone number is (212) 509-4000.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this Offering, the Company will have 3,848,345 shares of Common Stock outstanding. All of the 1,300,000 shares of Common Stock sold in this Offering will be freely transferable by persons other than "affiliates" of the Company (as that term is defined under the Securities Act).



    The remaining 2,548,345 outstanding shares of Common Stock will be "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of a registration under the Securities Act unless an exemption from registration is available, including the exemption contained in Rule 144. Prior to the effective date of the Offering, each of the Company's officers and directors and their affiliates and certain other stockholders owning an aggregate of 2,100,000 shares of Common Stock will enter into lock-up agreements whereby they will agree not to offer or sell any shares of Common Stock or other equity securities of the Company or any securities convertible into or exchangeable for, or warrants to purchase or acquire, Common Stock, owned as of the date of this Prospectus or hereafter acquired, without the consent of the Managing Underwriter, except as follows: 125,000 shares of Common Stock six months after the date hereof, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share (150% above the initial public offering price) for any fifteen consecutive trading days during such period; an additional 375,000 shares of Common Stock twelve months after the date hereof; an additional 500,000 shares of Common Stock eighteen months after the date hereof; and an additional 1,100,000 shares of Common Stock twenty-four months after the date hereof. The Managing Underwriter may, in its discretion and without notice to the public, waive the lock-up and permit the holders of these shares to resell all or a portion of their shares at any time prior to the time periods described above. Assuming that this prospectus was effective as of March 31, 1997, and without giving effect to the above described lock-up agreements, no shares of Common Stock which are currently outstanding would be immediately eligible for sale in the public market without restrictions, 1,984,422 shares of Common Stock would be eligible for sale, subject to the restrictions of Rule 144, on the 91st day after such date and an additional 531,278 shares of Common Stock would be eligible for sale, subject to the restrictions of Rule 144, one year after such date.



    In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities for a period of at least one year, including an "affiliate" as that term is defined in Rule 144, is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of "restricted" shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 38,483 shares immediately after the Offering) or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.


REGISTRATION RIGHTS

    The Company has agreed to file a registration statement under the Securities Act with respect to the resale of 305,000 shares of Common Stock of the Company by certain stockholders upon demand by a majority of such stockholders. Upon the effectiveness of such registration statement, such stockholders would be free to sell their shares in the public market without volume restriction unless such shares were held by an affiliate or are subject to a lock-up agreement described above.

                                  UNDERWRITING


    The Company has agreed to sell, and the Underwriters have agreed to purchase from the Company, 1,300,000 shares of Common Stock and 1,300,000 Warrants. The underwriting agreement between the Company and the Underwriters (the "Underwriting Agreement") provides that the obligations of the Underwriters are subject to certain customary conditions precedent including but not limited to the continuing accuracy in all material respects of the representations and warranties of the Company in the Underwriting Agreement and the continued effectiveness of the Registration Statement. The Underwriters are committed to purchase all of the securities offered hereby if any are purchased as set forth below.



                                                                                          NUMBER OF
                                                                                            COMMON
UNDERWRITER                                                                                 STOCK      WARRANTS
----------------------------------------------------------------------------------------  ----------  ----------
Dalton Kent Securities Group, Inc.......................................................
Sharpe Capital, Inc.....................................................................
                                                                                          ----------  ----------
    Total...............................................................................   1,300,000   1,300,000



    The Underwriters are committing to purchase the securities severally and not jointly. Therefore, each Underwriter will only be responsible to the Company for the number of securities they commit to underwrite. Sharpe Capital, Inc. is not assuming any other obligations, other than securities it has underwritten, in respect of this Offering.



    The Managing Underwriter has advised that it proposes initially to offer the 1,300,000 shares of Common Stock and 1,300,000 Warrants to the public at the initial public offering prices set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the NASD concessions not in excess of $.20 per share of Common Stock and $.00 per Warrant, of which not more than $.10 per share of Common Stock and $.00 per Warrant may be re-allowed to certain other dealers.


    The Underwriting Agreement provides further that the Underwriters will receive a non-accountable expense allowance of 3% of the gross proceeds of the Offering (excluding for purposes of this calculation, proceeds from any exercise of Warrants or the Underwriters' Over-allotment Option), of which approximately $20,000 has been paid by the Company to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and the Warrants offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

    Pursuant to the Underwriters' Over-allotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriters may purchase up to 15% of the total number of shares of Common Stock and Warrants offered hereby, solely to cover over-allotments.


    The Company has agreed to sell to the Underwriters, for nominal consideration, the Underwriters' Warrants to purchase 130,000 shares of Common Stock and 130,000 Warrants. The Underwriters' Warrants will be non-exercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriters' Warrants will be exercisable at $6.50 per share of Common Stock and $0.13 per Warrant. The Warrants contained in the Underwriters' Warrants are exercisable for common stock at $6.50 share. The Underwriter's Warrants are restricted from sale, transfer, assignment or hypothecation for a period of one year after the date of this Prospectus, except to officers and partners of the Underwriters and members of the selling group or their officers and partners. The Company has also granted certain demand and "piggyback" registration rights to the holders of the Underwriters' Warrants.


    For the life of the Underwriters' Warrants, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise the Underwriters' Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriters' Warrants.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against liabilities in connection with the Offering, including liabilities under the Securities Act.



    The Company has agreed that upon closing of the Offering it will, for a period of not less than three years, engage a designee of the Managing Underwriter as advisor to the Board of Directors of the Company. In addition and in lieu of the Managing Underwriter's right to designate an advisor, the Company has agreed, if requested by the Managing Underwriter during such three year period, to nominate and use its best efforts to cause the election of a designee of the Managing Underwriter as a director of the Company. The Managing Underwriter has designated Alan Elkes, Chief Executive Officer of the Managing Underwriter, for election to the Company's board of directors following completion of the Offering.



    The Managing Underwriter intends to act as a market maker for the Common Stock and the Warrants after the closing of the Offering.



    Commencing one year after the date of this Prospectus and for a period of five years after the date hereof, the Company will pay the Managing Underwriter a fee of 5% of the exercise price of each Warrant exercised, provided (i) the exercise price of the Warrant was solicited by a member of the NASD, (ii) the Warrant was not held in a discretionary account, (iii) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrant, (iv) the solicitation of the exercise of the Warrant was not a violation of Regulation M under the Exchange Act and (v) the Managing Underwriter is designated in writing as the soliciting NASD member. Unless granted an exemption from Rule 103 of Regulation M under the Exchange Act by the Commission, Regulation M may prohibit the Underwriters and any soliciting broker-dealer from engaging in market making activities with regard to the Company's securities for up to five business days prior to any solicitation by the Underwriters or any soliciting broker-dealer of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriters or any soliciting broker-dealer may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriters and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.



    The initial public offering price of the shares of Common Stock and the Warrants offered hereby and the initial exercise price and the other terms of the Warrants have been determined by negotiation between the Company and the Managing Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the shares of Common Stock and Warrants and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities for comparable companies.



    Prior to the Effective Date, the Company will cause each of the Company's stockholders, officers and directors to enter into a written agreement with the Managing Underwriter that he or she will not publicly or privately sell any shares of the Company's Common Stock or preferred stock owned directly or indirectly by him or her or beneficially by him or her (as defined by the Exchange Act) on the Effective Date without the consent of the Managing Underwriter except as follows: 125,000 shares of Common Stock six months after the Effective Date, provided however, that the Common Stock has traded at least 15,000 shares per day at a bid price of at least $7.50 per share for fifteen consecutive trading days; an additional 375,000 shares of Common Stock twelve months after the Effective Date; an additional 500,000 share of Common Stock eighteen months after the Effective Date; and an additional 1,100,000 shares of Common Stock twenty-four months after the Effective Date.


    If the Company's securities were delisted from NASDAQ, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this Offering to sell in the secondary market any of the securities acquired hereby. Commission regulations define a "penny stock" to be any non-NASDAQ equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on NASDAQ and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules related to penny stocks, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

    The Underwriters do not intend to sell any of the Company's securities to accounts for which they exercise discretionary authority.

                                 LEGAL MATTERS

    The legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California. Singer Zamansky LLP, New York, New York, is acting as counsel for the Underwriters in connection with this Offering.

                                    EXPERTS

    The financial statements of America's Best Karate as of December 31, 1996, and for the two years then ended and the balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 have been included herein and in the registration statement in reliance upon the reports of Moore Stephens, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. A copy of the Registration Statement may be inspected by anyone without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. The Commission maintains an Internet Web Site that contains reports, proxy and information statements and other information statements and other information regarding registrants that file electronically with the Commission, including the Company, and that address is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


AMERICAN CHAMPION ENTERTAINMENT, INC.:

  Report of Independent Auditors...............................................  F-1

  Balance Sheet as of February 5, 1997 [Date of Incorporation].................  F-2

  Notes to Balance Sheet.......................................................  F-3--F-5

AMERICA'S BEST KARATE:

  Report of Independent Auditors...............................................  F-6

  Balance Sheet................................................................  F-7

  Statements of Operations.....................................................  F-8

  Statements of Stockholders' Equity [Deficit].................................  F-9

  Statements of Cash Flows.....................................................  F-10

  Notes to Financial Statements................................................  F-11--F-23

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
  American Champion Entertainment, Inc.
  Hayward, California

    We have audited the accompanying balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 [date of incorporation]. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    As discussed in Note 1, the Company was inactive on February 5, 1997.

    In our opinion, the balance sheet referred to above, presents fairly, in all material respects, the financial position of American Champion Entertainment, Inc. as of February 5, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Moore Stephens, P.C.


                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants.



New York, New York
February 5, 1997

                     AMERICAN CHAMPION ENTERTAINMENT, INC.
          BALANCE SHEET AS OF FEBRUARY 5, 1997 [DATE OF INCORPORATION]

ASSETS:
  Organization Costs.....................................................................................  $   2,500
                                                                                                           ---------
                                                                                                           ---------
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Due to Related Party...................................................................................  $   2,500
COMMITMENTS AND CONTINGENCIES............................................................................         --
STOCKHOLDERS' EQUITY:
  Common Stock, 10,000,000 Authorized, $.0001 Par Value, None Outstanding................................         --
TOTAL STOCKHOLDERS' EQUITY...............................................................................         --
                                                                                                           ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY:                                                                $   2,500
                                                                                                           ---------
                                                                                                           ---------

                          See Notes to Balance Sheet.

                     AMERICAN CHAMPION ENTERTAINMENT, INC.

                             NOTES TO BALANCE SHEET

[1] ORGANIZATION AND NATURE OF OPERATIONS

    American Champion Entertainment, Inc. [the "Company" or "ACE"] was incorporated on February 5, 1997 under the laws of the State of Delaware for the purpose of consummating the transactions described in Note 4 below. At the date of incorporation, there was no issuance of or subscriptions for its capital stock.

[2] ORGANIZATION COSTS

    Organization costs are costs incurred that pertain to the incorporation of the Company. The costs are being amortized over 60 months using the straight-line method.

[3] DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of 10,000,000 shares of voting common stock, par value $.0001 per share.

[4] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS

    [A] PROPOSED MERGER--Subsequent to February 5, 1997 [date of incorporation], the Company will merge with America's Best Karate ["ABK"] which (a) operates karate studios; (b) has begun producing fitness information video tapes, books, and audio tapes, and (c) has begun producing educational television programs for children which emphasize martial arts values and fun. Pursuant to the merger, ABK will become a wholly-owned subsidiary of American Champion Entertainment, Inc. References to the Company for periods subsequent to February 5, 1997 refer to the consolidated entity. Consolidated financial statements to be presented will include the accounts of both companies. Intercompany transactions and balances will be eliminated in consolidation.

    ACE will own 100% of the shares of ABK at the time of the merger. See the historical financial statements and notes thereto of ABK elsewhere in this prospectus. American Champion Media ["AC Media"], a wholly-owned subsidiary of ABK, will operate and manage all media related programs.


    [B] PROPOSED PUBLIC OFFERING--On December 5, 1996, ACE [a company in formation at that date] entered into a letter of intent with an Underwriter to offer common stock through a public offering. Pursuant to the letter of intent, the Underwriter will purchase on a "firm commitment" basis, 1,300,000 shares of common stock at a public offering price of $5 per share and 1,300,000 warrants at a public offering price of $0.10 per warrant. The Company agreed to pay underwriting discounts and commissions, and a non-accountable expense allowance totaling 13% of the gross proceeds.


    [C] EMPLOYMENT AGREEMENTS--In March 1997, the Company entered into employment agreements, effective as of the closing date of the proposed public offering (the "Offering"), with each of Mr. Chung, Mr. Chan and Mr. Berryessa pursuant to which Mr. Chung will continue to serve as the Company's Chairman of the Board, Mr. Chan will continue to serve as the Company's President, Chief Executive Officer and Chief Financial Officer and Mr. Berryessa will continue to serve as the Company's Vice-President. Each agreement has a term of five years. Pursuant to the agreements, the Company will pay to Messrs. Chung, Chan and Berryessa a base salary of $100,000, $100,000 and $65,000 per year, respectively. Each agreement also provides for the following bonuses: (i) options to purchase 87,500, 87,500 and 25,000 shares of Common Stock of the Company, respectively, exercisable at 120% of the public Offering price of the Common Stock of the Company upon consummation of the Offering and (ii) $200,000, $200,000 and $100,000, respectively, if all of the Warrants issued to the public in the Offering are exercised by the

                     AMERICAN CHAMPION ENTERTAINMENT, INC.

[4] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS (CONTINUED) holders thereof within the five-year exercise period of such Warrants. In addition, the executives are also entitled to certain fringe benefits. If any of Messrs. Chung, Chan or Berryessa is terminated other than for cause, death or disability, the Company is obligated to pay such executive an amount equal to his base salary then in effect for the remaining term of the agreement.

    In March 1997, the Company and AC Media entered into a two year employment agreement with Jan D. Hutchins effective as of the closing date of the Offering. This agreement provides that Mr. Hutchins will receive an annual base salary of $39,600. The employment agreement also provides for the following bonuses: (i) four thousand [4,000] shares of Common Stock of the Company upon consummation of the proposed public Offering, subject to compliance with applicable laws (these shares will be issued at no cost to Mr. Hutchins and will be expensed at their fair market value considering any restrictions at the time of issuance); (ii) options to purchase twenty thousand [20,000] shares of Common Stock of the Company, exercisable at 120% of the public Offering price of the Common Stock of the Company upon the consummation of the proposed public Offering, subject to compliance with applicable laws; and (iii) $100,000 in cash if all of the Warrants are issued to public in this Offering exercised by the holders thereof within two years of the consummation of the proposed public Offering. The employment agreement also provides for certain fringe benefits. If Mr. Hutchins is terminated other than for cause, death or disability, the Company is obligated to pay Mr. Hutchins an amount equal to his base salary then in effect for the remaining term of the agreement.

    [D] 1997 STOCK PLAN--The 1997 Stock Plan was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of this Offering. The total number of shares of Common Stock subject to issuance under the 1997 Stock Plan is 350,000, subject to adjustments as provided in the 1997 Stock Plan. The 1997 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. Prior to the date when securities are first registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the 1997 Stock Plan will be administered by the Company's Board of Directors. Upon registration, the 1995 Stock Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") which will be comprised of "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its direction; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1997 Stock Plan continues until

                     AMERICAN CHAMPION ENTERTAINMENT, INC.

[4] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS (CONTINUED)
December 2007. Upon the occurrence of an event constituting a Change of Control, in the sole discretion of the Committee, all options and SARs will become immediately exercisable in full for the remainder of their terms and restrictions on stock granted pursuant to a Restricted Stock Award will lapse. The Board of Directors has authorized the grant of options to certain officers and key employees to purchase an aggregate of 250,000 shares of Common Stock under the 1997 Stock Plan at 120% of the initial public offering price upon consummation of the Offering.

    [E] 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN--The Company's 1997 Non-Employee Directors Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors and stockholders of the Company in March 1997 and becomes effective upon the closing of the Offering. A total of 50,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 2,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
America's Best Karate
Hayward, California

    We have audited the accompanying balance sheet of America's Best Karate [a California corporation] as of December 31, 1996, and the related statements of operations, stockholders' equity [deficit], and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of America's Best Karate's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America's Best Karate as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


    The accompanying financial statements have been prepared assuming that America's Best Karate will continue as a going concern. As discussed in Note 3 to the financial statements, America's Best Karate had a working capital deficit of $(1,275,626) and a deficiency in stockholders' equity of $(1,938,498). Additionally, America's Best Karate has experienced continuing losses from operations. These factors raise substantial doubt about America's Best Karate's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/ Moore Stephens, P.C.
                                          MOORE STEPHENS, P.C.
                                          Certified Public Accountants.


New York, New York

January 31, 1997

                             AMERICA'S BEST KARATE
                                 BALANCE SHEET



                                                                                                    DECEMBER 31, 1996
                                                                                   MARCH 31, 1997   -----------------
                                                                                   ---------------
                                                                                     (UNAUDITED)
Assets
Current Assets:
  Cash...........................................................................  $        15,575   $        28,763
  Account Receivable.............................................................            5,817             5,817
  Loans Receivable--Related Parties..............................................          113,361            92,083
  Prepaid Expenses and Other.....................................................            8,409            12,462
                                                                                   ---------------  -----------------
  Total Current Assets...........................................................          143,162           139,125
                                                                                   ---------------  -----------------
Property and Equipment--Net of Accumulated Depreciation and
  Amortization of $261,733 at March 31, 1997 and $249,263 at
  December 31, 1996..............................................................           38,390            50,860
                                                                                   ---------------  -----------------
Other Assets:
  Film Costs--Net of Accumulated Amortization of $4,998 at March 31, 1997 and
    $4,685 at December 31, 1996..................................................          692,880           660,004
  Deferred Offering Costs........................................................          224,757            66,544
  Other Assets...................................................................           47,988            52,957
                                                                                   ---------------  -----------------
  Total Other Assets.............................................................          965,625           779,505
                                                                                   ---------------  -----------------
  Total Assets...................................................................  $     1,147,177   $       969,490
                                                                                   ---------------  -----------------
                                                                                   ---------------  -----------------

Liabilities and Stockholders' Equity [Deficit]
Current Liabilities:
  Accounts Payable and Accrued Expenses..........................................  $       370,677   $       316,644
  Deferred Revenues--Current Portion.............................................          441,041           453,404
  Short-Term Debt................................................................           97,683           179,113
  Loans Payable--Related Parties.................................................          422,855           352,175
  Long-Term Debt--Current Portion................................................           61,785            82,740
  Obligations Under Capital Leases...............................................           25,904            26,459
  Other..........................................................................            4,216             4,216
                                                                                   ---------------  -----------------
  Total Current Liabilities......................................................        1,424,161         1,414,751
                                                                                   ---------------  -----------------
Long-Term Liabilities:
  Deferred Revenues..............................................................          412,277           465,272
  Long-Term Debts................................................................           50,111            71,392
  Obligations Under Capital Leases...............................................           15,702            20,641
  Other..........................................................................            7,378             8,432
                                                                                   ---------------  -----------------
  Total Long-Term Liabilities....................................................          485,468           565,737
                                                                                   ---------------  -----------------
  Total Liabilities..............................................................        1,909,629         1,980,488
                                                                                   ---------------  -----------------
  Common Stock Subject to Rescission.............................................        1,175,520           927,500
                                                                                   ---------------  -----------------
Commitments and Contingencies....................................................               --                --
                                                                                   ---------------  -----------------
Stockholders' Equity [Deficit]:
  Common Stock, No Par Value, 100,000 Shares Authorized, 89,527 and
    92,030 Shares Issued and Outstanding at March 31, 1997 and
    December 31, 1996, respectively..............................................          220,074            59,574
  Paid-in Capital [Deficit]......................................................       (1,214,892)       (1,214,892)
  Accumulated Deficit............................................................         (943,154)         (783,180)
                                                                                   ---------------  -----------------
  Total Stockholders' Equity [Deficit]...........................................       (1,937,972)       (1,938,498)
                                                                                   ---------------  -----------------
  Total Liabilities and Stockholders' Equity [Deficit]...........................  $     1,147,177   $       969,490
                                                                                   ---------------  -----------------
                                                                                   ---------------  -----------------



                See Accompanying Notes to Financial Statements.

                             AMERICA'S BEST KARATE
                            STATEMENTS OF OPERATIONS


                                                             THREE MONTHS ENDED
                                                        ----------------------------
                                                          MARCH 31,      MARCH 31,      YEARS ENDED DECEMBER 31,
                                                            1997           1996           1996           1995
                                                        -------------  -------------  -------------  -------------
                                                                (UNAUDITED)
REVENUE:
Tuition and Related Fees..............................  $     255,950  $     226,958  $     931,231  $   1,008,832
Accessories and Video Sales...........................         22,238         29,227        119,322        110,060
                                                        -------------  -------------  -------------  -------------
  TOTAL REVENUE.......................................        278,188        256,185      1,050,553      1,118,892
                                                        -------------  -------------  -------------  -------------
COSTS AND EXPENSES:
  Cost of Sales.......................................         14,572         15,002         88,942         81,116
  Salaries and Payroll Taxes..........................        193,028        178,648        712,574        625,399
  Rent................................................        124,299        123,011        496,212        404,326
  Selling, General and Administrative.................         55,878         67,402        325,025        415,713
  Interest............................................         50,385         15,157         69,383         54,742
                                                        -------------  -------------  -------------  -------------
  TOTAL COSTS AND EXPENSES............................        438,162        399,220      1,692,136      1,581,296
                                                        -------------  -------------  -------------  -------------
  [LOSS] FROM OPERATIONS..............................       (159,974)      (143,035)      (641,583)      (462,404)
OTHER INCOME:
  Fitness Consulting..................................             --             --             --        526,625
                                                        -------------  -------------  -------------  -------------
  [LOSS] INCOME BEFORE INCOME TAXES...................       (159,974)      (143,035)      (641,583)        64,221
PROVISION FOR INCOME TAXES............................             --             --             --             --
                                                        -------------  -------------  -------------  -------------
NET [LOSS] INCOME--HISTORICAL.........................  $    (159,974) $    (143,035) $    (641,583) $      64,221
                                                        -------------  -------------  -------------
                                                                                      -------------
CHARGE IN LIEU OF INCOME TAXES........................             --             --             --        (16,055)
                                                                                                     -------------
  PRO FORMA NET INCOME................................             --             --             --  $      48,166
                                                                                                     -------------
                                                                                                     -------------
PRO FORMA EARNINGS PER SHARE..........................             --             --             --  $         .02
                                                                                                     -------------
                                                                                                     -------------
NET [LOSS] PER SHARE..................................  $       (0.06) $       (0.06) $        (.26)            --
                                                        -------------  -------------  -------------
                                                        -------------  -------------  -------------
  Number of Shares....................................      2,515,700      2,515,700      2,515,700      2,515,700
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------


                See Accompanying Notes to Financial Statements.

                             AMERICA'S BEST KARATE
                  STATEMENTS OF STOCKHOLDERS' EQUITY [DEFICIT]


                                                   COMMON STOCK                                          TOTAL
                                             ------------------------     PAID-IN                    STOCKHOLDERS'
                                              NUMBER OF                   CAPITAL      ACCUMULATED      EQUITY
                                               SHARES       AMOUNT       [DEFICIT]       DEFICIT       [DEFICIT]
                                             -----------  -----------  -------------  -------------  -------------
BALANCE--JANUARY 1, 1995...................      50,000   $    37,938  $          --  $  (1,172,183) $  (1,134,245)
Issuance of Common Stock...................      26,251       237,266             --             --        237,266
Receivable from Stockholders...............          --       (37,766)            --             --        (37,766)
S Corp. Distributions......................          --            --             --       (236,009)      (236,009)
Common Stock Subject to Rescission.........          --      (220,000)            --             --       (220,000)
Net Income.................................          --            --             --         64,221         64,221
                                             -----------  -----------  -------------  -------------  -------------
BALANCE--DECEMBER 31, 1995.................      76,251        17,438             --     (1,343,971)    (1,326,533)
Capitalization of Accumulated
  Deficit on S Corp. Termination...........          --            --     (1,214,892)     1,214,892             --
Issuance of Common Stock...................      15,324       707,500             --             --        707,500
Common Stock Issued for
  Short-Term Loans.........................         455        21,636             --             --         21,636
Reduction of Receivable from
  Stockholders.............................          --        20,500             --             --         20,500
S Corp. Distributions......................          --            --             --        (12,518)       (12,518)
Common Stock Subject to Rescission.........          --      (707,500)            --             --       (707,500)
Net [Loss].................................          --            --             --       (641,583)      (641,583)
                                             -----------  -----------  -------------  -------------  -------------
BALANCE--DECEMBER 31, 1996.................      92,030        59,574     (1,214,892)      (783,180)    (1,938,498)
Issuance of Common Stock...................       3,540       248,020             --             --        248,020
Debt Converted to Equity...................       1,900       133,500             --             --        133,500
Common Stock Issued for Short-Term Loans...         193        27,000             --             --         27,000
Cancellation of Founders' Shares...........      (8,136)           --             --             --             --
Common Stock Subject to Rescission.........          --      (248,020)            --             --       (248,020)
Net (Loss)(Unaudited)......................          --            --             --       (159,974)      (159,974)
                                             -----------  -----------  -------------  -------------  -------------
BALANCE--MARCH 31, 1997 (UNAUDITED)........      89,527   $   220,074  $  (1,214,892) $    (943,154) $  (1,937,972)
                                             -----------  -----------  -------------  -------------  -------------
                                             -----------  -----------  -------------  -------------  -------------


                See Accompanying Notes to Financial Statements.

                             AMERICA'S BEST KARATE
                            STATEMENTS OF CASH FLOWS


                                                                     THREE MONTHS ENDED         YEARS ENDED
                                                                   ----------------------       DECEMBER 31,
                                                                   MARCH 31,   MARCH 31,   ----------------------
                                                                      1997        1996        1996        1995
                                                                   ----------  ----------  ----------  ----------
                                                                        (UNAUDITED)
OPERATING ACTIVITIES:
  Net [Loss] Income..............................................  $ (159,974) $ (143,035) $ (641,583) $   64,221
  Adjustments to Reconcile Net [Loss] Income to Net Cash [Used
    for] Provided by Operating Activities:
    Depreciation and Amortization................................      12,782      16,102      64,409      64,914
    Interest Amortization--Debt Issue Costs......................      20,998         275       6,272       1,100
    Loss on Property and Equipment...............................          --          --       2,430          --
    Rent Concession Amortization.................................      (1,054)     (1,054)     (4,216)     (4,216)
  [Increase] Decrease in:
    Accounts Receivable..........................................          --          --      (5,817)         --
    Prepaid Expenses and Other...................................       4,053       7,438       3,567      80,206
  Increase [Decrease] in:
    Accounts Payable and Accrued Expenses........................     (12,761)     12,817      77,335      (3,285)
    Deferred Revenues............................................     (65,358)     (1,057)    (55,319)   (114,208)
    Other Liabilities............................................          --       3,000       6,000      15,080
                                                                   ----------  ----------  ----------  ----------
  NET CASH--OPERATING ACTIVITIES.................................    (201,314)   (105,514)   (546,922)    103,812
                                                                   ----------  ----------  ----------  ----------
INVESTING ACTIVITIES:
  Purchase of Property and Equipment.............................          --      (1,485)     (7,014)    (22,384)
  Payments for Film Costs........................................     (33,189)    (16,284)   (350,364)   (114,482)
  Advances to Stockholders.......................................     (21,278)     (2,639)    (92,083)         --
  Deposits.......................................................       4,694      (1,099)      2,083     (16,816)
                                                                   ----------  ----------  ----------  ----------
  NET CASH--INVESTING ACTIVITIES.................................     (49,773)    (21,507)   (447,378)   (153,682)
                                                                   ----------  ----------  ----------  ----------
FINANCING ACTIVITIES:
  S Corp. Distributions..........................................          --     (12,518)    (12,518)   (236,009)
  Proceeds from Issuance of Common Stocks........................     248,020     108,500     728,000     199,500
  Proceeds [Payments] from/on Short-Term Debt....................      (4,430)      1,005      49,344      73,596
  Proceeds from Loans from Related Parties.......................     103,142          --     338,850       1,050
  Proceeds [Payments] from/on Long-Term Debt.....................     (11,921)     (9,990)    (52,078)     28,243
  Principal Payments on Capital Leases...........................      (5,494)     (5,355)    (28,234)    (26,673)
  Deferred Offering Costs........................................     (91,418)         --     (66,544)         --
                                                                   ----------  ----------  ----------  ----------
  NET CASH--FINANCING ACTIVITIES.................................     237,899      81,642     956,820      39,707
                                                                   ----------  ----------  ----------  ----------
  NET [DECREASE] IN CASH.........................................     (13,188)    (45,379)    (37,480)    (10,163)
CASH--BEGINNING OF PERIODS.......................................      28,763      66,243      66,243      76,406
                                                                   ----------  ----------  ----------  ----------
CASH--END OF PERIODS.............................................  $   15,575  $   20,864  $   28,763  $   66,243
                                                                   ----------  ----------  ----------  ----------
                                                                   ----------  ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest.....................................................  $   25,552  $   13,282  $   57,663  $   53,642
    State Income Taxes...........................................  $      800  $       --  $       --  $    3,164
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
  Capital Lease Obligations Incurred for Use of Equipment........  $       --  $       --  $       --  $   53,209
  Common Stock Issued for Short-Term Debt........................  $   27,000  $       --  $   21,636  $       --
  Debt converted to equity.......................................  $  133,500



                                                                     Statements.

                             AMERICA'S BEST KARATE

                         NOTES TO FINANCIAL STATEMENTS


            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[1] ORGANIZATION AND NATURE OF OPERATIONS

    America's Best Karate ["ABK"] was incorporated in the State of California in June 1991. It owns and operates karate studios in the San Francisco Bay Area and in Las Vegas, Nevada. During 1995, ABK began producing fitness information video tapes, books, and audio tapes. During 1996, it also began producing educational television programs for children which emphasize martial arts values and fun.

    During 1996 and 1995, ABK's revenue resulted primarily from martial arts instruction services.

    An organizational restructuring is expected to be completed in 1997. While ABK will focus solely on operating and managing the karate studios, AMERICAN CHAMPION MEDIA, INC. ["AC Media"], a 100%-owned subsidiary of ABK, will be formed to operate and manage all media-related programs. ABK will in turn be a 100%-owned subsidiary of a newly formed parent holding company, AMERICAN CHAMPION ENTERTAINMENT, INC. ["ACE"], which will be owned by the then existing stockholders of ABK.

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION--Substantially all students are required to sign a student enrollment agreement [the "Enrollment Agreement"] covering a period from 36 to 48 months to complete a black belt course or a 2nd degree black belt course, respectively. The students have the option to (a) make an initial fee payment equal to 2-5 months of instruction with the remaining amount payable monthly over the remaining term of the agreement, [starting with the month following enrollment], or (b) make one or more lump sum payments for the entire course at a significant discount. Revenues are recognized over the term of the Enrollment Agreement.

    A student may cancel an Enrollment Agreement at any time. A refund, if any, is made if the student's advanced payments exceed the elapsed portion of the course, prorated at $75 per month [additional family members, prorated at $45 per person per month]. The elapsed portion of the course is the number of months between the course starting date and the cancellation date.

    Fee payments subject to refund are shown in ABK's financial statements as deferred revenue which will be recognized as revenue in the future years if there is no cancellation by the student.

    CONCENTRATION OF CREDIT RISK--Financial instruments which potentially subject ABK to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. ABK places its cash with high credit quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. ABK did not have any cash accounts subject to such risk at December 31, 1996. To reduce credit risk, ABK requires advanced payments from students and thus, no student fees receivable is recorded.

    CASH AND CASH EQUIVALENTS--ABK considers certain highly liquid instruments purchased with original maturities of three months or less to be cash equivalents. ABK did not have any cash equivalents at December 31, 1996.

    PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Depreciation for furniture and fixtures and certain equipment is computed using the straight-line method over an estimated useful life of five years. Leasehold improvements are amortized using the straight-line method over the term of the respective leases. Leased assets under capital lease agreements are amortized using the straight-line method over the shorter of the estimated useful lives or the length of the lease terms, ranging from two to five years.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FILM COSTS--Film costs consist of the capitalized costs related to the production of original film masters for videos and television programs. The total film cost for the production of the master for the STRONG MIND FIT BODY video is amortized using the individual-film-forecast-computation method which amortizes costs in the ratio that current gross revenues bear to anticipated total gross revenues over a period of up to four years. The management of ABK periodically reviews its estimates of future revenues for each master and if necessary a revision is made to amortization rates and a writedown to net realizable value may occur. The net film costs are presented on the balance sheet at the net realizable value for each master.

    Amortization expense for 1996 was $4,685, and there was no film cost amortization in 1995.

    FAIR VALUES OF FINANCIAL INSTRUMENTS--The carrying value of cash, receivables, accounts payable, and short-term borrowings approximates fair value due to the short maturity of these instruments. The carrying value of long-term obligations approximates fair value since the interest rates either fluctuate with the lending banks' prime rates or approximate market rate. None of the financial instruments are held for trading purposes.

    LOAN INTEREST AMORTIZATION--The value of the stock given to lenders as additional compensation are being amortized over the term of the loans [See Notes 8 and 13].


    NET [LOSS] PER SHARE--Net [loss] per share are based on the 2,515,700 shares issued for all periods presented. Shares or equivalents issued within a one year period prior to the initial filing of the initial public offering of the registration statement [see Note 15] are treated as outstanding for all reported periods.



    Management anticipates that net proceeds from the proposed public offering in the amount of $445,500 will be used to retire debt. Had the retirement taken place at the beginning of the three months ended March 31, 1997, interest expense of approximately $4,400 would not have been incurred. Assuming the 89,100 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the period, net (loss) per share would have been $(0.06) (unaudited) for the three months then ended. Had a retirement taken place at the beginning of the year ended December 31, 1996, interest expense of approximately $27,000 would not have been incurred. Assuming the 89,100 shares sold to generate net proceeds sufficient to retire such debt were outstanding since the beginning of the year, net (loss) per share would have been $(.24) for the year then ended.



    PRO FORMA EARNINGS PER SHARE--Pro Forma earnings per share gives effect to the charge in lieu of income taxes, necessary due to America's Best Karate's "S" corporation status in 1995.



    INCOME TAXES--Starting 1993, ABK elected to be taxed under the provisions of Subchapter S of the Internal Revenue Service Code. Under those provisions, ABK did not pay federal corporate income taxes on its taxable income. Instead, the stockholders were liable for individual federal income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax for the year ended December 31, 1995, and the period from January to February 1996, when the S Corp. status was terminated. In addition, ABK was taxed as an S Corp. in the state of California. Under state provisions in California there is a minimal income tax rate for S corporations. Pro forma earnings per share are presented as if ABK was a C corporation in 1995.


    Starting March 1996, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The differences relate primarily to depreciable assets [use of different depreciation methods and lives for financial statement and income tax purposes], deferred revenue related to tuition fees, and the receivables and payables recorded for financial statement purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

    DEFERRED OFFERING COSTS--Deferred offering costs consist of costs incurred in relation to an anticipated public offering. If the offering is not consummated, such costs will be expensed and not recorded as a reduction of the net proceeds of the offering.

[3] GOING CONCERN


    At December 31, 1996, ABK had a working capital deficit of $(1,275,626) and a deficiency in stockholders' equity of $(1,938,498). At March 31, 1997, these unaudited amounts were $(1,280,999) and $(1,937,972), respectively. Additionally, ABK has experienced continuing losses from operations. These factors cause substantial doubt about ABK's ability to continue as a going concern.



    ACE is contemplating an initial public offering to provide for net proceeds of approximately $5,267,000 to ABK and AC Media [See Note 15]. ABK believes that the net proceeds from this offering will be sufficient for it to conduct its operations for the twelve month period following the offering. However, the success of the offering cannot be assured.


    The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continuation of ABK as a going concern is dependent upon the success of the public offering, and, thereafter, on attaining profitability. There can be no assurances that management will be successful in the implementation of its plans. The financial statements do not include any adjustments in the event ABK is unable to continue as a going concern.

[4] USE OF ESTIMATES, RISKS AND UNCERTAINTIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Additionally, there are risks and uncertainties which could impact the future of ABK. See discussion of Risk Factors in the accompanying registration statement of which these financial statements and Notes are a part.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[5] PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                             DECEMBER 31, 1996
                                                                             -----------------
Furniture and Fixtures.....................................................     $    95,322
Equipment..................................................................          34,367
Leasehold Improvements.....................................................          50,535
Leased Assets..............................................................         119,899
                                                                             -----------------
Total......................................................................         300,123
Less: Accumulated Depreciation and Amortization............................        (249,263)
                                                                             -----------------
    PROPERTY AND EQUIPMENT--NET............................................     $    50,860
                                                                             -----------------
                                                                             -----------------

    Depreciation expense was $64,409 and $64,914 for the years ended December 31, 1996 and 1995, respectively.

    The accumulated depreciation related to the leased assets at December 31, 1996 was $105,641. Depreciation on leased assets is included in depreciation expense.

[6] FILM COSTS

    Film costs consist of the capitalized costs related to the production of videos and program for television as follows:


                                                                             DECEMBER 31, 1996
                                                                             -----------------
Videos:
  Strong Mind Fit Body.....................................................     $   123,042
  Montana Exercise Video...................................................         140,753
Television Program:
  The Adventures with Kanga Roddy--In Process..............................         400,894
                                                                                   --------
Total......................................................................         664,689
Less: Accumulated Amortization.............................................          (4,685)
                                                                                   --------
    FILM COSTS--NET........................................................     $   660,004
                                                                                   --------
                                                                                   --------


    Both videos were completed in 1996, but only the STRONG MIND FIT BODY video has been partially released in 1996. The production of the first pilot episode of THE ADVENTURES WITH KANGA RODDY was completed in January 1997.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)



[7] SHORT-TERM DEBTS



    Short-term debts consist of:



                                                                                 DECEMBER 31,
                                                                                     1996
                                                                     MARCH 31,   ------------
                                                                       1997
                                                                    -----------
                                                                    (UNAUDITED)
Unsecured loan of $50,000 from an individual, requiring monthly interest-only payments at the rate of 15%, due July 1997. This individual will receive 71.174 shares of ABK (See Note 18). In the event the initial public offering (See Note 15) is
 unsuccessful, interest and principal payments shall be made on an amortized schedule over the next 36 months. This loan was
 reclassified as a loan payable to related parties (Note 8) when
 ABK's shares were issued in January, 1997........................   $      --    $   50,000

Drawings from a $35,000 bank business credit card line with
 interest at the bank's prime plus 6.75%..........................      34,683        34,113

Unsecured loans ranging from $27,000 to $54,000 from various individuals with interest at 13% payable on a monthly basis adjustable to 0.624%--1.248% of net profit before taxes when the sum of the interest payments equals the loan amount. Lenders have the option to convert the loans into 0.624%--1.248% of the number of common shares issued in the proposed initial public offering
 (See Note 15). One of the lenders converted $13,500 of a $27,000 loan into 192.171 shares of ABK in March 1997 and the remaining balance of $13,500 from the individual at March 31, 1997 was
 reclassified as loan payable to related parties (See Note 8).....      54,000        81,000

Unsecured non-interest bearing loan from an individual in the
 original amount of $20,000, due on demand........................       9,000        14,000
                                                                    -----------  ------------

    TOTAL SHORT-TERM LOANS........................................   $  97,683    $  179,113
                                                                    -----------  ------------
                                                                    -----------  ------------



    The weighted average interest rate of short-term borrowings as of March 31, 1997 and December 31, 1996 were approximately 14%.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)



[8] LOANS PAYABLE TO RELATED PARTIES



    Loans payable to related parties consist of:



                                                                                 DECEMBER 31,
                                                                                     1996
                                                                     MARCH 31,   ------------
                                                                       1997
                                                                    -----------
                                                                    (UNAUDITED)

Unsecured loans from various individuals ranging from $10,000 to
 $150,000, requiring monthly interest-only payments at the rate of
 15%, due July 1997. Six hundred and forty eight shares of common stock with an assigned value of $48,636 at March 31, 1997 were given to certain individuals as additional compensation for these unsecured loans. Management determined the assigned value of these shares with reference to the selling prices of similar shares during the time period in which such shares were issued.
 The loans are presented net of this unamortized charge at March
 31, 1997 and December 31, 1996. The common stocks will be
 converted at the rate of 1 existing share to 28.1 ACE shares. One of the individuals (see Note 13C) will receive 14.235 shares of
 ABK (See Note 18). In the event the proposed initial public offering (See Note 15) is unsuccessful, interest and principal payments shall be made on an amortized schedule over the next 36 months. A total of $110,000 unsecured loans were converted into
 1,565.837 shares of ABK at the price of $70.25 per share
 (equivalent to $2.50 per share of ACE) on March 31, 1997.........   $ 339,201    $  322,336

Unsecured loan of $27,000 from an individual with interest at 13%
 payable on a monthly basis adjustable to 0.624% of net profit before taxes when the sum of the interest payments equals the loan amount. Lender has the option to convert the loan into
 0.624% of the number of common shares issued in the proposed initial public offering (See Note 15). $13,500 of the loan was converted into 192.171 shares of ABK at the price of $70.25 per share (equivalent to $2.50 per share of ACE) at March 31, 1997.
 This loan was originally classified as short term debt at
 December 31, 1996 (See Note 7)...................................      13,500        --

Unsecured non-interest bearing loan from an individual............      20,000        --

Loans totalling $30,000 from various individuals, with interest of
 3-month CD (appoximately 5%) plus 3.5%, due on demand............      29,839        29,839

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)



[8] LOANS PAYABLE TO RELATED PARTIES (CONTINUED)



                                                                                 DECEMBER 31,
                                                                                     1996
                                                                                 ------------
                                                                     MARCH 31,
                                                                       1997
                                                                    -----------
                                                                    (UNAUDITED)
Loan from an individual in the amount of $100,000 with interest at
 12%, payable in 60 monthly principal and interest payments, maturing in December 1999. The loan reflects two stockholders as direct obligors and in the event ABK is sold or goes public, this loan becomes due immediately and the note holder will be given 1%
 of the shares of the underwriting at that time. $10,000 of the loan was converted into 142.349 shares of ABK at the price of
 $70.25 per share (equivalent to $2.50 per share of ACE) at March
 31, 1997. This loan was originally classified as long-term debt at December 31, 1996 (See Note 9) and the long-term portion of
 $32,122 was included as long term debt at March 31, 1997.........      52,437        --

Less: Long-Term Portion...........................................     (32,122)       --
                                                                    -----------  ------------

    TOTAL LOANS PAYABLE TO RELATED PARTIES........................   $ 422,855    $  352,175
                                                                    -----------  ------------
                                                                    -----------  ------------



[9] LONG-TERM DEBT



    Long-term debt consist of:



Loans from three banks in the amounts ranging from
 $9,000 to $80,000, with interest rates spanning from
 the bank's reference rate (approximately 8.5% at
 December 31, 1996) plus 2.25% to 4%, maturing from May
 1998 to April 1999. Two of the bank loans are
 guaranteed by two stockholders.........................  $  61,387  $  67,586

Loans from various individuals in the amounts ranging
 from $13,500 to $100,000, with interest spanning from
 12% to 14%, payable in 60 monthly principal and
 interest payments, maturing from December 1998 to June
 2000. One individual loan reflects two stockholders as
 direct obligors and in the event ABK is sold or goes
 public, this loan becomes due immediately and the note
 holder will be given 1% of the shares of the
 underwriting at that time. On March 31, 1997, the
 individual converted $10,000 of the loan into 142.349
 shares of ABK. The $20,315 current portion of the loan
 was reclassified as loan payable to related parties at
 March 31, 1997 (See Note 8) and only $32,122 was
 included as long-term debt at March 31, 1997. Two of
 the individual loans are guaranteed by two
 stockholders...........................................     50,509     86,546

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)



[9] LONG-TERM DEBT (CONTINUED)


Less: Current Portion...................................    (61,785)   (82,740)
                                                          ---------  ---------

    LONG-TERM PORTION...................................  $  50,111  $  71,392
                                                          ---------  ---------
                                                          ---------  ---------



    ABK agreed to maintain certain financial ratios and other covenants for one of the bank loans. As of March 31, 1997 and December 31, 1996, ABK did not meet the financial ratios as required by the bank. Therefore, bank debts in the amount of $18,056 and $22,222 at March 31, 1997 and December 31, 1996 respectively have been classified as current.



    Aggregate maturities required on long-term debt is as follows:



                                                            MARCH 31, 1997  DECEMBER 31, 1996
                                                            --------------  -----------------

1997......................................................    $       --       $    82,740
1998......................................................        61,785            37,783
1999......................................................        36,784            31,799
2000......................................................        12,405             1,810
2001......................................................           922                --
                                                            --------------        --------
    TOTAL.................................................    $  111,896       $   154,132
                                                            --------------        --------
                                                            --------------        --------


[10] LEASE COMMITMENTS

    ABK leases facilities under operating leases and gym equipment under capital leases that range from two to six years and expire at various dates through 2000. Some leases have options to renew for additional terms and some require additional increases as defined. There are two operating leases which reflect officers of ABK as lessees and another operating lease is personally guaranteed by two officers of ABK.

    The future minimum lease payments under these leases are:

                              YEAR ENDING                                 CAPITAL   OPERATING
                             DECEMBER 31,                                 LEASES      LEASES
                             -------------                               ---------  ----------
  1997.................................................................  $  33,828  $  354,901
  1998.................................................................     17,624     191,781
  1999.................................................................      5,890     130,295
  2000.................................................................         --      39,142
                                                                         ---------  ----------
    TOTAL MINIMUM LEASE PAYMENTS                                            57,342  $  716,119
                                                                                    ----------
                                                                                    ----------
Less: Amount Representing Interest.....................................     10,242
                                                                         ---------
  Present Value of Net Minimum Capital Lease Payments..................     47,100
Less: Current Portion of Obligations Under Capital Leases..............     26,459
                                                                         ---------
    NON-CURRENT PORTION OF OBLIGATIONS UNDER CAPITAL LEASES............  $  20,641
                                                                         ---------
                                                                         ---------

    Total rent expense was $496,212 and $404,326 for the years ended December 31, 1996 and 1995, respectively. Rent concessions in the amount of $21,080 have been granted related to the lease of one of the Company's facilities. Such amount is being amortized on a straight line basis over the five-year term of the lease beginning January 1995.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[11] INCOME TAXES

    Generally accepted accounting principles require the establishment of deferred tax asset for all deductible temporary differences and operating loss carryforwards. At December 31, 1996, ABK had a deferred tax asset of approximately $246,000 resulting from the temporary difference between the basis of assets and liabilities for financial statements and income tax purposes. In addition, ABK has available at December 31, 1996, approximately $353,000 of unused operating loss carryforwards that may be applied against future taxable income and that expire in 2011. Realization of the tax asset is dependent upon future events affecting utilization of the carryforwards. Because of the uncertainty that ABK will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance has been established for the full amount of the tax asset.

[12] FITNESS CONSULTING

    In 1995, ABK earned $526,625 as fees for fitness consulting to certain organizations and individuals. There was no such income earned in 1996, and the management of ABK does not expect to receive this type of income in the future.


[13] RELATED PARTY TRANSACTIONS



    [A] During 1996, ABK borrowed $333,800 from six of its stockholders. From January to March 1997, additional loans of $89,227 were borrowed from five other shareholders. Additionally, a total of $110,000 unsecured loans were converted into 1,565.837 shares of ABK common stock at the price of $70.25 per share (equivalent to $2.50 per share of ACE common stock) on March 31, 1997. The loans bear interest rate at 15% and mature in July 1997. As additional compensation to these stockholders, a total of 192.2 and 455.5 shares with values of $27,000 and $21,636 were issued to them as of March 31, 1997 and December 31, 1996, respectively. Management determined the assigned value with reference to the selling prices of similar shares during the time period in which such shares were issued. For the three months ended March 31, 1997 and for the year ended December 31, 1996, $20,723 and $5,172, respectively, of these amounts have been expensed in the statement of operations. The loans are presented net of these unamortized charges of $22,741 and $16,464 at March 31, 1997 and December 31, 1996 respectively.



    [B] From January to March 1997, ABK obtained from a shareholder a $119,300 non-interest bearing loan which was reduced to $20,000 at March 31, 1997.



    [C] In 1996, ABK borrowed $10,000 from an individual related to another individual who is an officer, director and stockholder. The loan bears interest at the rate of 15% and initially matured in July 1997. The loan was converted to
142.4 shares of ABK common stock in March 1997.



    [D] ABK also borrowed $30,000 from a bank credit card line under the name of an individual who is an officer, director and stockholder, together with two other individuals related to him. ABK pays interest at the bank's rate of 3-month CD [approximately 5%] plus 3.5%.



    [E] ABK paid consulting fees to two of its stockholders in the total amount of $6,000 for the year ended December 31, 1995.



    [F] During 1995, ABK leased certain equipment costing $53,209, which was originally purchased by the leasing companies from a trading corporation partially owned by an individual who is an officer, director and stockholder.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)



[13] RELATED PARTY TRANSACTIONS (CONTINUED)


    [G] During 1995 and 1996, ABK issued S corporation distributions of $236,009 and $12,518, respectively, to three stockholders.



    [H] In November 1996, ABK agreed to pay to two participants of the MONTANA EXERCISE VIDEO the sum of $50,000 from the proceeds of the intended initial public offering and another $50,000 will be paid 30 days prior to the release date. Accordingly, $100,000 is accrued in these financial statements for this liability. These two participants are stockholders of ABK.



    [I] During 1996, ABK made a total of $92,083 in advances to three officers/stockholders. The advances were still outstanding at December 31, 1996.


[14] COMMITMENTS AND CONTINGENCIES

    [A] In August 1995, ABK entered into a consulting agreement with a corporation for the development of the STRONG MIND FIT BODY video. ABK has agreed to pay to that corporation a royalty fee of 2.5% on the gross profit of each program sold.

    [B] In October 1995, ABK signed a deal memo with the producer and writer of the audio tapes and workbook for the STRONG MIND FIT BODY whereby ABK agreed to pay to him a royalty fee of 1% of the gross income of the project with a maximum of $15,000.


    [C] In June 1996, ABK entered into an agreement with a consultant for ADVENTURES WITH KANGA RODDY, with monthly payments of $2,144 beginning June 1996 until the arrangement is terminated.



    [D] In September 1996, ABK signed a deal memo with the director of ADVENTURES WITH KANGA RODDY television program, whereby the director would receive 2% in the distribution of net profits from the TV broadcasting, syndication, and video sales of that program.



    [E] A royalty fee of $1 will be paid to the two participants of the MONTANA EXERCISE VIDEO [see Note 13H] for each tape sold.



    [F] During 1995 and 1996, the Company issued 41,575 shares of its Common Stock to various investors for an aggregate of $944,766. During 1996, the Company issued 455 shares of its Common Stock to 5 debtholders with an aggregate principal amount in value of $21,636.



    [G] Right of Rescission--Commencing after the closing of the proposed public offering [See Note 15] and subject to compliance with federal and state securities laws, ACE intends to offer to certain stockholders who previously purchased equity or debt securities of ABK, the right to rescind their previous purchases and receive the return of the purchase price paid for such securities together with interest at a rate to be determined by the state of residence of the subject holder ["Rescission Offer"]. ACE is making the Rescission Offer, because, among other things, certain sales of its securities may have failed to qualify for an exemption under the registration requirements of federal and state securities laws.


[15] PROPOSED PUBLIC OFFERING


    On December 5, 1996, ACE [a company in formation at that date,] entered into a letter of intent with an Underwriter to offer common stock through a public offering. Pursuant to the letter of intent, the Underwriter will purchase on a "firm commitment" basis, 1,300,000 shares of common stock at a public offering price of $5 per share and 1,300,000 warrants at a public offering price of $0.10 per warrant. ACE

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[15] PROPOSED PUBLIC OFFERING (CONTINUED)

agreed to pay underwriting discounts and commissions, and a non-accountable expense allowance totaling 13% of the gross proceeds.


[16] NEW AUTHORITATIVE PRONOUNCEMENTS

    The Financial Accounting Standards Board ["FASB"] has issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments issued to employees as contrasted to the intrinsic valued based method of accounting prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The recognition requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995. ABK will continue to apply Opinion No. 25 in recognizing its stock based employee arrangements. The disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. ABK adopted the disclosure requirements on January 1, 1996. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. This requirement is effective for transactions entered into after December 15, 1995.

    The FASB has issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Earlier application is not allowed. The provisions of SFAS No. 125 must be applied prospectively; retroactive application is prohibited. Adoption on January 1, 1997 is not expected to have a material impact on the Company. The FASB deferred some provisions of SFAS No. 125, which are not expected to be relevant to the Company.

    The FASB has issued SFAS No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," in February 1997.

    SFAS No. 128 simplifies the earnings per share ["EPS"] calculations required by APB Opinion No. 15, and related interpretations, by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity, similar to the fully diluted EPS of APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. When adopted, SFAS No. 128 will require restatement of all prior-period EPS data presented; however, the Company has not sufficiently analyzed SFAS No. 128 to determine what effect SFAS No. 128 will have on its historically reported EPS amounts.

    SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

[17] INDUSTRY SEGMENTS

    ABK operates a chain of karate studios and is involved in the development of fitness videos and educational television programs which are segmented into two categories for reporting purposes. Tuition

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[17] INDUSTRY SEGMENTS (CONTINUED)
and related fees includes ABK's activities related to its operations of karate studios. Videos and television reflect the activities related to the development and production of fitness videos and educational television programs.


    The relative contributions to net sales, income from operations and identifiable assets of ABK's two industry segments for the two-year period ended December 31, 1996 are as follows:


                                                                                            1996          1995
                                                                                        ------------  ------------
Net Sales [1]:
Tuition and Related Fees..............................................................  $  1,031,407  $  1,118,892
Videos and Television.................................................................        19,146            --
                                                                                        ------------  ------------
    NET SALES.........................................................................  $  1,050,553  $  1,118,892
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Depreciation and Amortization:
  Tuition and Related Fees............................................................  $     59,724  $     64,914
  Videos and Television...............................................................         4,685            --
                                                                                        ------------  ------------
    DEPRECIATION AND AMORTIZATION.....................................................  $     64,409  $     64,914
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Capital Expenditures:
  Tuition and Related Fees............................................................  $      7,014  $     22,384
  Videos and Television...............................................................       350,364       114,482
                                                                                        ------------  ------------
    CAPITAL EXPENDITURES..............................................................  $    357,378  $    136,866
                                                                                        ------------  ------------
                                                                                        ------------  ------------
[Loss] From Operations:
  Tuition and Related Fees............................................................  $   (475,439) $   (367,480)
  Videos and Television...............................................................      (166,144)      (94,924)
                                                                                        ------------  ------------
  Totals..............................................................................      (641,583)     (462,404)
  Less Other [2]......................................................................            --       526,625
                                                                                        ------------  ------------
    NET [LOSS] INCOME.................................................................  $   (641,583) $     64,221
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Identifiable Assets [3]:
  Tuition and Related Fees............................................................  $    100,517  $    162,257
  Videos and Television...............................................................       729,848       118,882
                                                                                        ------------  ------------
  Totals..............................................................................       830,365       281,139
  Add: Corporate and Other............................................................       139,125        82,272
                                                                                        ------------  ------------
    ASSETS............................................................................  $    969,490  $    363,411
                                                                                        ------------  ------------
                                                                                        ------------  ------------

------------------------

[1] There were no sales between industry segments.

[2] Other includes fees earned for fitness consulting.

[3] Corporate and other assets are principally cash, receivables, and prepaid expenses.

                             AMERICA'S BEST KARATE

            (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS



                  ENDED MARCH 31, 1997 AND 1996 IS UNAUDITED)


[18] SUBSEQUENT EVENTS

    [A] BRIDGE LOANS. In January 1997, ABK received bridge loans from various individuals totaling $75,000 with interest at 15% payable in monthly installments. The principal amount is due on the earlier of July 1, 1997 or the closing of the proposed initial public offering. A total of 106.76 shares of ABK will be issued to the lenders as additional compensation.


    [B] SHARE ISSUANCE. Subsequent to December 31, 1996, 85.405 shares of ABK were issued to the two individuals described in Notes 7 and 8.


[19] SUBSEQUENT EVENTS [UNAUDITED] SUBSEQUENT TO THE DATE OF THE REPORT OF
     INDEPENDENT AUDITORS


         [A] Between January 31, 1997 and March 20, 1997, ABK entered into a private placement in which they obtained $244,000 of financing in exchange for 3,473.31 shares of ABK.



         [B] In June 1997, ACM entered into a two-year non-exclusive arrangement with Sega of America, Inc. ("Sega"), whereby Sega is appointed as the non-exclusive agent for puproses of licensing and merchandising the "Kanga Roddy" name. In addition, Sega will introduce ACM to prospective sublicensees who may be interested in acquiring merchandising licenses or home video distribution rights in connection with "Kanga Roddy." In the event that ACM enters into an agreement with such sublicensees, ACM shall pay Sega an amount equal to 30% of all monies or other consideration payable to ACM.



         [C] In March, 1997, the founding stockholders cancelled an aggregate of 8,136 shares of common stock held by them, thereby reducing the total of all common stock then outstanding by the same amount. This cancellation was done in order to facilitate the proposed public offering



         [D] In June 1997, George Chung, the Chairman of the Board, loaned at no interest approximately $17,673 to the Company in order to allow the Company to repay its loan with the Bank of Canton. The Company intends to repay Mr. Chung the outstanding principal balance of this loan with the net proceeds of the Offering. On July 2, 1997, Mr. Chung also loaned at no interest approximately $35,400 to the Company in order to allow the Company to repay its loan from Silicon Valley Bank. The Company intends to repay the outstanding principal balance of this loan with the net proceeds of the Offering.



[20] UNAUDITED INTERIM STATEMENTS



    The financial statements for the three months ended March 31, 1997 and 1996 are unaudited; however, in the opinion of management all adjustments which are necessary in order to make the interim financial statements not misleading have been made. The results for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    9
Use of Proceeds...........................................................   16
Dividend Policy...........................................................   16
Capitalization............................................................   17
Dilution..................................................................   18
Selected Financial Data...................................................   19
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   20
Business..................................................................   24
Management................................................................   28
Certain Transactions......................................................   32
Principal Stockholders....................................................   33
Rescission Offer..........................................................   33
Description of Securities.................................................   34
Shares Eligible for Future Sale...........................................   36
Underwriting..............................................................   37
Legal Matters.............................................................   39
Experts...................................................................   39
Additional Information....................................................   39
Index to Financial Statements.............................................   41


                            ------------------------

    UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                        1,300,000 SHARES OF COMMON STOCK
                       1,300,000 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS


                                     [LOGO]

                               AMERICAN CHAMPION
                              ENTERTAINMENT, INC.

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 [DALTON KENT]
      SECURITIES GROUP, INC.

                                [SHARPE CAPITAL]

                                           , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED              , 1997

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                     AMERICAN CHAMPION ENTERTAINMENT, INC.


                                RESCISSION OFFER
                         684,619 SHARES OF COMMON STOCK



    American Champion Entertainment, Inc., a Delaware corporation (the "Company"), hereby offers (the "Rescission Offer") to forty-seven persons who previously purchased shares of America's Best Karate's common stock (the "Rescission Shares") during the period from November 1995 to March 1997, the right to rescind their previous purchases of the Rescission Shares and receive the return of the purchase price paid together with interest as described below.



    If every shareholder to whom this Rescission Offer is made (the "Rescission Offerees") elects to rescind the original purchase, the Company would be required to acquire 684,619 shares of common stock, at an aggregate cost, excluding interest at various rates of approximately $1,175,520. The Rescission Shares were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any states (collectively, with the Securities Act, the "Securities Laws"). These sales may not have qualified for exemption from the registration requirements, or otherwise met the requirements, of the Securities Laws. Therefore, the Rescission Offerees may have the right under the Securities Laws, among other things, to rescind their purchases of the Rescission Shares. In an effort to rectify these possible defects, if any, in the sale of the Rescission Shares, the Company is offering the Rescission Offerees the right to rescind under the terms of the Rescission Offer set forth in this prospectus (the "Prospectus").


    The Company will pay to any Rescission Offeree who accepts the Rescission Offer an amount equal to the consideration paid to America's Best Karate by the Rescission Offeree for the Rescission Shares together with interest thereon at the annualized legal rate mandated by applicable Securities Laws (the "Rescission Price") from the date the Rescission Offeree paid full consideration for the Rescission Shares to the date of repayment. The Rescission Offer will commence after the completion of the Company's offering to the public (the "Public Offering") of certain shares of its common stock, $.0001 par value ("Common Stock") and redeemable Common Stock purchase warrants (the "Warrants") described in the Prospectus attached hereto as Exhibit A (the "Public Offering Prospectus") and will remain open for at least thirty days from the date hereof (the "Rescission Expiration Date"). The Company's obligation to purchase the Rescission Shares will be paid out of the net proceeds of the Public Offering. See "Rescission Offer."

    The Company will use its best efforts to register or qualify the Rescission Offer under the Securities Laws. Rescission Offerees who reside in states where the Rescission Offer cannot be registered or qualified may not be able to participate in the Rescission Offer. See the Public Offering Prospectus attached hereto as Exhibit A and incorporated herein by reference for details regarding the Public Offering, as well as important information about the Company, which should be considered in evaluating the Rescission Offer.


    Notwithstanding the Rescission Offer, under applicable Federal and state securities laws, shareholders may continue to have a right to rescind and recover the purchase price of their securities from the Company and may not be banned from asserting potential claims against the Company for alleged violations of securities laws. In addition, the Company may be subject to enforcement actions by the Securities and Exchange Commission and/or state securities authorities.



    THE COMMON STOCK SUBJECT TO THIS RESCISSION OFFER INVOLVES A HIGH DEGREE OF RISK. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS" IN THIS PROSPECTUS AND IN THE PUBLIC OFFERING PROSPECTUS BEGINNING ON PAGE 9.


    THE REPORT OF THE COMPANY'S INDEPENDENT AUDITORS INDICATES THAT THE COMPANY HAS INCURRED RECURRING OPERATING LOSSES, HAS A WORKING CAPITAL DEFICIENCY AND, AS A RESULT OF THESE CONDITIONS, EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. SEE "FINANCIAL STATEMENTS."
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
  STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Upon the terms and subject to the conditions of the Rescission Offer, payment of the purchase price and interest to Rescission Offerees who elect to rescind will be made as soon as practicable after receipt by the Company of the rescission notice (the "Notice of Rescission") attached hereto as Exhibit B and the appropriate stock certificates or other evidence of the Rescission Shares.

               The date of the Prospectus is              , 1997.

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THE PUBLIC OFFERING PROSPECTUS ATTACHED HERETO AS EXHIBIT A. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS AND THE PUBLIC OFFERING PROSPECTUS TO THE COMPANY ARE REFERENCES TO THE COMPANY AND ITS SUBSIDIARIES, AMERICAN CHAMPION MEDIA, INC. ("AC MEDIA") AND AMERICA'S BEST KARATE. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THIS PROSPECTUS AND THE PUBLIC OFFERING PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE UNDERWRITERS' OVER-ALLOTMENT OPTION, THE UNDERWRITERS' WARRANTS OR OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK.

RESCISSION OFFERING


    Commencing after the completion of the Company's Public Offering and subject to compliance with Federal and state securities laws, the Company is undertaking the Rescission Offer. If every Rescission Offeree elects to rescind his or her purchase, the Company would be required to purchase Rescission Shares at an aggregate cost of approximately $1,175,520 excluding interest (which will vary). The Company's obligation to purchase the Rescission Shares will be paid out of the net proceeds of the Public Offering.


PUBLIC OFFERING


    The Company is offering to the public 1,300,000 shares of Common Stock and 1,300,000 Warrants through a group of underwriters (the "Underwriters") represented by Dalton Kent Securities Group Inc. (the "Managing Underwriter"). The Common Stock is being offered at $5.00 per share and the Warrants are being offered at $.10 per Warrant. See the Public Offering Prospectus attached hereto for details regarding the Public Offering, as well as important information about the Company, which should be considered in evaluating this Rescission Offer. The attached Public Offering Prospectus is an integral part of this document and is incorporated herein by this reference in its entirety.


    The Company was incorporated in Delaware in February 1997 to serve as a holding company for AC Media, a Delaware corporation formed in February 1997, and America's Best Karate, a California corporation formed in June 1991. This Prospectus assumes that the reorganization transaction giving effect to this holding company structure will be completed prior to the closing of the Public Offering, and that each share of the currently outstanding shares of common stock of America's Best Karate will be converted into 28.1 shares of Common Stock of the Company. The Company's executive offices are located at 26203 Production Avenue, Suite 5, Hayward, California 94545, and its telephone number is (510) 782-8168.

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                OFFER TO RESCIND


    America's Best Karate has previously offered for sale shares of its common stock in a series of private transactions. America's Best Karate sold 684,619 shares of its common stock to certain private investors for an aggregate price of approximately $1,175,520. These securities were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities acts of other states (collectively, with the Securities Act, the "Securities Laws"). These offerings might not have been to purchasers who qualified as accredited investors (as that term is defined in Regulation D promulgated under the Securities Act) or, for other reasons, may not have qualified for exemption from the registration requirements, or otherwise met the requirements, of Federal or state securities laws. An aggregate of 47 persons acquired those securities. The proceeds of the previous offerings were used for the Company's developmental working capital during the Company's development stage. The Rescission Offerees may have the right under the Securities Act and applicable state securities laws to rescind their purchases. In effort to rectify these possible defects, if any, in the sale of the Rescission Shares, the Company is offering the Rescission Offerees the right to rescind under the terms of the Rescission Offer in this Prospectus.


    The Company will pay to any Rescission Offeree who accepts the Rescission Offer an amount equal to the consideration paid to the Company by the Rescission Offeree for the Rescission Shares together with interest thereon at the annualized legal rate mandated by applicable blue sky laws (the "Rescission Price") from the date of payment of the Rescission Shares by the purchaser to the date of repayment. The Rescission Offer will commence after the completion of the Company's offering to the public of 1,300,000 shares of its Common Stock described in the attached Public Offering Prospectus and will remain open for at least thirty days from the date hereof (the "Rescission Expiration Date"). The Company's obligation to purchase the Rescission Shares will be paid out of the net proceeds of the Public Offering.

    The Company will use its best efforts to register or qualify the Rescission Offer under the Securities Laws. Rescission Offerees who reside in states where the Rescission Offer cannot be registered or qualified may not be able to participate in the Rescission Offer.

    The Company requests that all Rescission Offerees complete the Notice of Rescission accompanying the Prospectus and return it to the Company as soon as possible but in no event later than the Rescission Expiration Date. Rescission Offerees who wish to accept the Rescission Offer must enclose with the Notice of Rescission their certificates representing all (and not less than all) of the Rescission Shares purchased by the Rescission Offeree, properly endorsed for transfer. In the event any Rescission Offeree contacts the Company for information about the Rescission Offer prior to making a decision he or she will be given publicly-available information.

    Any Rescission Offeree who has not submitted a Notice of Rescission to the Company by the Rescission Expiration Date shall be conclusively deemed to have rejected the Rescission Offer.

    The Notice of Rescission and stock certificates may be delivered by hand or courier service, or by mail. The method of delivery of all documents is at the election and risk of the Rescission Offeree. If delivery is by mail, registered mail, return receipt requested, properly insured, is recommended.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Notice of Rescission will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any or all Notices of Rescission not properly completed or if their acceptance, in the opinion of the counsel to the Company, is unlawful. The Company also reserves the right to waive any irregularity in the Notice of Rescission. The Company's interpretation of the terms and conditions of the Rescission Offer (including the instructions in the Notice of Rescission) shall be final and binding. The Company shall not be under any duty to give notification of defects in connection with Notices of Rescission or incur any liability for failure to give such information.

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)


    Upon the terms and subject to the conditions of the Rescission Offer, payment of the purchase price and interest to Rescission Offerees who elect to rescind will be made as soon as practicable after receipt by the Company of the Notice of Rescission and the appropriate certificates. If every stockholder to whom the Rescission Offer is made elects to rescind the original purchase, the Company would be obligated to provide for the acquisition of 684,619 shares of Common Stock and at an aggregate cost, excluding interest which will vary, of approximately $1,175,520.


    All of the Rescission Offerees paid less than $5.00 per share, the public offering price of the shares of Common Stock offered in the Public Offering. The Company does not believe that any or many stockholders will tender securities pursuant to the Rescission Offer because the price per share in the Public Offering is higher than the amount recoverable through rescission and because substantially all such securities were sold to personal or business acquaintances of the Company and its management. However, the Rescission Offer will be kept open for at least 30 days and there can be no assurance that the price of the shares in the trading market during such period will not be less than the prices paid by the stockholders who are being offered rescission in the Rescission Offer or that a significant number of such stockholders will not accept the Rescission Offer. To the extent that the Company is required to use proceeds from the Public Offering to meet its obligations under the Rescission Offer, such funds will not be available to be utilized by the Company in furtherance of its business objectives. Payment of the purchase price and interest to individuals who elect to rescind will be made as soon as practicable after receipt by the Company of the notice of rescission and the appropriate certificates.

                                  RISK FACTORS

    The Common Stock subject to this Rescission Offer involves a high degree of risk. The attached Public Offering Prospectus is an integral part of this document and is incorporated herein by this reference in its entirety. Rescission Offerees are strongly urges to carefully review the Public Offering Prospectus, including the information set forth under "Risk Factors" and "Rescission Offer," for information regarding the Company, its proposed activities and management, its financial statements and an investment in shares of Common Stock of the Company.

                          USE OF PROCEEDS AND DILUTION

    The Company is not issuing any securities in this offering. Accordingly, the Company will not be receiving any proceeds nor will any stockholder's interest be diluted.

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                 CAPITALIZATION


    The impact of the Rescission Offer cannot be estimated precisely in advance. To the extent that the Company purchases Rescission Shares tendered by Rescission Offerees, proceeds from the Public Offering will not be available to be utilized by the Company in furtherance of its business objectives and the Company's current assets will be diminished and its stockholder's equity will be affected because the number of shares of Common Stock outstanding will be reduced.


                                    EXPERTS

    The financial statements of America's Best Karate as of December 31, 1996, and for the two years then ended and the balance sheet of American Champion Entertainment, Inc. as of February 5, 1997 have been included herein and in the registration statement in reliance upon the reports of Moore Stephens, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                   EXHIBIT A

                         The Public Offering Prospectus

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                   EXHIBIT B
                              NOTICE OF RESCISSION
                     AMERICAN CHAMPION ENTERTAINMENT, INC.
                             REQUEST FOR RESCISSION
                                       OR
                         AFFIRMATION OF PRIOR PURCHASES
                    THE RESCISSION OFFER WILL EXPIRE AT 5:00
                                     P.M.,
                        , CALIFORNIA TIME, ON              ,
                                     1997.

    Please complete and sign this document and return it to AMERICAN CHAMPION ENTERTAINMENT, INC. at the address set forth below, on or before 5:00 p.m.,
California time, on              , 1997, the expiration date of the Rescission
Offer. Please indicate your election by INITIALING Box A or Box B, as appropriate.

American Champion Entertainment, Inc.
26203 Production Avenue, Suite 5
Hayward, California 94545

    The undersigned hereby acknowledges having received the rescission offer
(the "Rescission Offer") described in the prospectus dated              , 1997,
by American Champion Entertainment, Inc. (the "Company") to repurchase the shares of Common Stock hereinafter identified which were previously acquired by the undersigned from the Company (the "Shares").

    As indicated below, the undersigned hereby either (i) affirms the undersigned's prior purchases of all of such Shares and waives any future right to rescind such purchases or (ii) elects to accept the Rescission Offer and requests that the Company repurchase the Shares in accordance with the terms of the Rescission Offer.

[  ] A.  AFFIRMATION OF PRIOR PURCHASES

    The undersigned hereby affirms the undersigned's prior purchases of all Shares of the Company, elects not to accept the Company's offer to repurchase such Shares, and waives any future right to rescind such purchases.

[  ] B.  REQUEST FOR RESCISSION

    1. The undersigned hereby irrevocably elects to accept the Company's offer to repurchase all of the Shares and to pay the undersigned an amount equal to the consideration which the undersigned paid to the Company for the Shares together with interest from the date of purchase to the date of repayment at the rate specified by the undersigned's place of residence and/or domicile, as the case may be.

    2. The undersigned hereby encloses the certificates identified below, representing all of the Shares that the undersigned acquired from the Company, duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate. The enclosed represents all, and not less than all, of the Shares that the undersigned acquired from the Company, including any Shares acquired as a result of any dividend or stock split. The undersigned hereby represents that the undersigned is conveying all

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

interests in the Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

                                                                NUMBER OF
                                                               SHARES, AS
                                                              SHOWN ON FACE
                        CERTIFICATE                                OF
                         NUMBER(S)                           CERTIFICATE(S)


  Total Number of Shares

                (ALTERNATE PAGE FOR RESCISSION OFFER PROSPECTUS)

                                THE UNDERSIGNED:

                                      ----------------------------------------------------
                                      Print name of the undersigned and, (a) if Shares are
                                      held by a partnership, corporation, trust or entity,
                                      the name and capacity of the individual signing on
                                      its behalf, and (b) if Shares are held as joint
                                      tenants or as community property, name(s) of
                                      co-purchaser(s)

Dated:              , 1997            ----------------------------------------------------
                                      Signature

                                      ----------------------------------------------------
                                      Tax I.D./Soc. Sec. No.

Dated:              , 1997            ----------------------------------------------------
                                      Signature

                                      ----------------------------------------------------
                                      Second Tax I.D./Soc. Sec. No.

Residence Address:
Street Address:                       ----------------------------------------------------

City, State and Zip Code:             ----------------------------------------------------

Mailing Address
  (if different from residence):      ----------------------------------------------------

City, State and Zip Code:             ----------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provided that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:


                                                                                  AMOUNT
                                                                                ----------
SEC Registration Fee (1)......................................................  $    7,368
NASD Filing Fee...............................................................       2,499
NASDAQ Listing Fee............................................................       9,000
Printing Expenses (1).........................................................      50,000
Accounting Fees and Expenses..................................................      95,000
Legal Fees and Expenses (1)...................................................     220,000
Blue-Sky Fees and Expenses (1)................................................      50,000
Transfer Agent's Fees and Expenses............................................       2,500
Underwriters' Non-Accountable Expense Allowance...............................     155,140
Miscellaneous Expenses (1)....................................................     108,493
                                                                                ----------
        Total.................................................................  $  700,000
                                                                                ----------
                                                                                ----------


------------------------

(1) Includes expenses attributable to the Rescission Offer. See "Rescission Offer."

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


    In July, 1997, in connection with the reorganization transaction whereby the Company became the parent holding company of America's Best Karate and AC Media,
an aggregate of       shares of Common Stock of the Company were issued to an
aggregate of       persons, each of whom was a shareholder of America's Best
Karate. This issuance was effected in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 505 of Regulation D adopted thereunder on the basis that the transaction did not involve a public offering.



    Set forth below is a listing of issuances of unregistered shares of Common Stock by the Company's subsidiary, America's Best Karate, during the last three years prior to the aforementioned reorganization transaction. All of such sales were intended to be exempt from the registration requirements under the Securities Act pursuant to Section 4(2). The Company believes that sales to the first 11 listed shareholders below are exempt from the registration requirements under the Securities Act pursuant to Section 4(2) based on the fact that all such sales were made to personal or business acquaintances of America's Best Karate and its management. The Company believes that several of these shareholders are "sophisticated" within the meaning of the exemption because they include people such as Carmen Policy, the general manager of the San Francisco 49ers and accredited investors, such as Joe Montana, with the means of informing themselves about the Company and its affairs. Because sales of shares of Common Stock from November 1995 to March 1997 (other than shares issued as additional consideration for loans and shares issued on March 31, 1997, pursuant to the conversion of $133,500 worth of debt to equity), may not have qualified for such exemption because of the lack of sophistication of certain purchasers, the Company intends to make a rescission offer to the holders of such securities (see * next to shareholders' names). See "Rescission Offer." The Company also believes that the shares issued on March 31, 1997, to the seven individuals listed below pursuant to such individuals' agreements to convert the aggregate principal amount of $133,500 in debt to shares of America's Best Karate, are exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(9). In relying on such exemption, the Company notes that (i) the securities for exchange was offered by the same entity that issued the outstanding ones; (ii) the security holders were not asked to part with anything of value besides the outstanding security; (iii) the exchange was offered exclusively to the Company's existing security holders and
(iv) the Company did not pay any compensation for the solicitation of the exchange.



                                                      NO. OF
DATE             SHAREHOLDER                          SHARES     CONSIDERATION
---------------  --------------------------------  ------------  -------------
23-May-95        Don Berryessa                        5,000.00       Services
01-Jun-95        Peter K. Y. Kwong                    4,500.00       Services
01-Jun-95        Sheri Sylvester                      1,000.00       Services
01-Jun-95        Don H. Yee                             752.00       Services
01-Jun-95        Montana Family Trust                 5,639.00       Services
01-Jun-95        Ronnie Lott                            752.00       Services
01-Jun-95        Dwight Clark                           752.00       Services
01-Jun-95        Carmen Policy                          752.00       Services
01-Jun-95        Brent Jones                            100.00       Services
01-Jun-95        Mary Ochs                              752.00       Services
01-Jun-95        Palestra Corp                          752.00       Services
07-Nov-95        Richard & Gloria Yee*                  500.00    $    20,000
07-Nov-95        Steven Tang*                           250.00    $    10,000
10-Nov-95        Ricky Tung*                          1,000.00    $    40,000
14-Nov-95        Albert Tang*                         1,000.00    $    40,000
30-Nov-95        May Roberts*                           250.00    $    10,000
08-Dec-95        John R. Powers, III*                   500.00    $    20,000
08-Dec-95        Laurene Yip*                           250.00    $    10,000
20-Dec-95        Bonnie LeMat*                          250.00    $    10,000
20-Dec-95        Susan Yagai*                           250.00    $    10,000
20-Dec-95        Dale Chung*                          1,000.00    $    40,000
27-Dec-95        Linda Durnell*                         250.00    $    10,000
08-Jan-96        Ricky Tung*                          1,000.00    $    40,000
08-Jan-96        Petro Estakhri*                        500.00    $    20,000
12-Jan-96        Terry L. Gray*                         250.00    $    10,000
31-Jan-96        Amy Chow*                              100.00    $     4,000
23-Feb-96        Michael Booth*                         165.00    $     5,000
26-Feb-96        Billy Y. Prasadi*                      250.00    $    10,000
02-Apr-96        Richard Yee*                         1,000.00    $    40,000
02-Apr-96        Kwong Family Trust*                    500.00    $    20,000
02-Apr-96        Ted & Irene Chin*                      500.00    $    20,000
02-Apr-96        May Roberts*                           250.00    $    10,000
05-Apr-96        Stanley Ching*                         500.00    $    20,000
12-Apr-96        May Roberts*                           500.00    $    20,000
24-May-96        Kwong Family Trust*                    500.00    $    20,000
01-Jun-96        Stanley Ching*                         500.00    $    20,000
29-May-96        William Loh*                           500.00    $    20,000
03-Jun-96        Warren Wong*                         2,000.00    $    80,000

03-Jun-96        Ted & Irene Chin*                      500.00    $    20,000
03-Jun-96        Tommy O. Ng*                         1,000.00    $    40,000
19-Aug-96        Clayton Tominaga*                    1,500.00    $    90,000
20-Aug-96        Laurene Yip*                           125.00    $     7,500
20-Aug-96        Peter C. Ho*                           125.00    $     7,500
25-Aug-96        Camilla T. Y. Kwong*                   125.00    $     7,500
25-Aug-96        Tommy O. Ng*                           125.00    $     7,500
14-Oct-96        John R. Powers, III                     71.17       For loan
14-Oct-96        May W. Roberts                          71.17       For loan
01-Nov-96        John R. Powers, III                     71.17       For loan
09-Nov-96        Noreen Yamaoka                         142.35       For loan
25-Nov-96        John C. Chan                           14.235       For loan
25-Nov-96        Dale Chung                             14.235       For loan
01-Dec-96        John R. Powers, III                     71.17       For loan
01-Dec-96        Albert & Amy Tang*                     125.00    $     7,500
01-Dec-96        Laurene Yip*                           125.00    $     7,500
01-Dec-96        Stephen Thomas*                        125.00    $     7,500
01-Dec-96        Louisa Kwok*                           500.00    $    30,000
04-Dec-96        Michael Tom*                           166.67    $    10,000
05-Dec-96        Rafael S. Tom*                         300.00    $    18,000
10-Dec-96        Peter Ho*                              125.00    $     7,500
11-Dec-96        Paul P. H. Shen*                       150.00    $     9,000
12-Dec-96        Eric C. & Ellen Ng*                    500.00    $    30,000
27-Dec-96        Van Living Trust*                      250.00    $    15,000
27-Dec-96        Vivian Lee*                            125.00    $     7,500
28-Dec-96        Brian Shing*                           150.00    $     9,000
28-Dec-96        Joseph Chan*                           166.67    $    10,000
30-Dec-96        Julian & Ann Englestad                  71.17       For loan
01-Jan-97        Marianne Chung                         14.235       For loan
14-Jan-97        Stanley F. Wasowski                    35.587       For loan
14-Jan-97        Amy Okegaki                            14.235       For loan
16-Jan-97        Rafael Tom                             14.235       For loan
19-Jan-97        Stephen Thomas*                         67.00    $     4,020
23-Jan-97        Jack Yuk Lim Tam                       42.705       For loan
31-Jan-97**      Scott Gerard*                         683.274    $    48,000
11-Mar-97**      Susan Cohen*                            56.94    $     4,000
11-Mar-97**      Peter Marsh*                          683.274    $    48,000
13-Mar-97**      Keith Loiselle*                        216.37    $    15,200
17-Mar-97**      Paul G. Leff*                         569.395    $    40,000
18-Mar-97**      Rory Nichols*                         284.698    $    20,000
18-Mar-97**      Brian Schuster*                       284.698    $    20,000
18-Mar-97**      Al Levine*                            284.698    $    20,000
18-Mar-97**      William E. Gay, Jr.*                   68.327    $     4,800
18-Mar-97**      David Braver*                          45.552    $     3,200
19-Mar-97**      Sarine Chaki*                         227.758    $    16,000
20-Mar-97**      Al Levine*                             68.327    $     4,800
31-Mar-97        Marianne Chung                        142.349    $    10,000
31-Mar-97        John R. Powers                        711.744    $    50,000
31-Mar-97        Jack Yuk Lim Tam                      427.046    $    30,000
31-Mar-97        Rafael S. Tom                         142.349    $    10,000
31-Mar-97        Stanley F. Wasowski                   142.349    $    10,000
31-Mar-97        David L. Lei                          192.171    $    13,500
31-Mar-97        Michael Triantos                      142.349    $    10,000


------------------------


** Sales made in a private placement in which America's Best Karate obtained $244,000 of financing in exchange for 3,473.31 shares.

    Set forth below is a listing of issuances of debt securities by the Company's subsidiary, America's Best Karate, during the last three years prior to the aforementioned reorganization transaction. All of such sales were intended to be exempt from the registration requirements under the Securities Act pursuant to Section 4(2) based on the fact that substantially all of such sales were made to personal or business acquaintances of America's Best Karate and its management.



                                                     ORIGINAL
                                                    PRINCIPAL
                                                    AMOUNT OF
DATE                          DEBTHOLDER               DEBT
------------------  ------------------------------  ----------
8-Dec-94            Thomas Fu                       $   27,000
15-Dec-94           Michael Triantos                $  100,000
30-Apr-95           Thomas Fu                       $   27,000
5-May-95            David Lei                       $   27,000
14-Oct-96           John R. Powers, III             $   50,000
14-Oct-96           May W. Roberts                  $   50,000
1-Nov-96            John R. Powers, III             $   50,000
9-Nov-96            Noreen Yamaoka                  $  100,000
25-Nov-96           John C. Chan                    $   10,000
26-Nov-96           Dale Chung                      $   10,000
1-Dec-96            John R. Powers, III             $   50,000
30-Dec-96           Julian and Ann Englestad        $   50,000
31-Dec-96           Marianne Chung                  $   10,000
14-Jan-97           Stanley F. Wasowski             $   25,000
14-Jan-97           Amy Okagaki                     $   10,000
16-Jan-97           Rafael Tom                      $   10,000
23-Jan-97           Jack Yuk Lim                    $   30,000


ITEM 27. EXHIBITS


EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
    1.1*     Form of Underwriting Agreement

    3.1*     Amended and Restated Certificate of Incorporation

    3.2*     Bylaws

    4.1*     Specimen stock certificate

    4.2*     Form of Warrant

    4.3*     Form of Underwriters' Warrant

  5**        Opinion of Sheppard, Mullin, Richter & Hampton LLP

   10.1*     1997 Stock Plan

   10.2*     Form of Stock Option Agreement for 1997 Stock Plan

   10.3*     1997 Non-Employee Directors Stock Option Plan

   10.4*     Form of Non-Employee Directors Stock Option Agreement

   10.5*     Form of Business Loan Agreement utilized for $455,000 of short-term loans due the earlier of July 1,
             1997 or consummation of the Offering

   10.6*     Business Loan Agreement between ABK and the Bank of Canton of California dated May 15, 1993, and related Promissory Note and Security Agreement

   10.7*     Business Loan Agreement between the Company and Silicon Valley Bank dated April 25, 1995, and related
             Promissory Note and Security Agreement

   10.8*     Promissory Note dated December 15, 1994 made payable by Messrs. Chung and Chan and their wives in favor of Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust

   10.9*     Employment Agreement between the Company and George Chung dated March 4, 1997, effective upon the closing date of the Offering

   10.10*    Employment Agreement between the Company and Anthony Chan dated March 4, 1997, effective upon the closing date of the Offering

   10.11*    Employment Agreement between the Company and Don Berryessa dated March 4, 1997, effective upon the closing date of the Offering

   10.12*    Employment Agreement between the Company, AC Media and Jan Hutchins dated March 4, 1997, effective upon the closing date of the Offering

   10.13*    Convertible Loan Agreement dated as of May 5, 1995, between ABK and David Y. Lei

   10.14*    Convertible Loan Agreement dated as of December 8, 1994, between ABK and
             Thomas Y. Fu

   10.15*    Amended Deal Memo between ABK and Rick Fichter dated February 23, 1997, with respect to payments related to the Kanga Roddy Series

   10.16*    Consulting Agreement between the Company and the Managing Underwriter

   10.17*    Form of Indemnification Agreement

   10.18*    Form of Amendment No. 1 to Business Loan Agreement utilized for $455,000 of short-term loans due the earlier of July 1, 1997 or consummation of the Offering

   10.19*    Letter dated October 29, 1996 from the Company to Tim Pettitt regarding certain payments to the
             Montanas

   10.20*    Distribution Agreement dated June 18, 1996 by and between America's Best Karate and InteliQuest

   10.21*    Distribution Agreement, dated May 6, 1997, by and between KTEH, San Jose Public Television and
             American Champion Media, Inc.

   10.22*    Letter Agreement, dated June 1997, between AC Media, Inc. and Sega of America, Inc.

   10.23*    Business Loan Agreement between America's Best Karate and Karen Shen

   10.24*    Business Loan Agreement between America's Best Karate and Thomas J. Woo

   21.1      Subsidiaries of the Registrant

   23.1**    Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5)

   23.2*     Consent of Moore Stephens, P.C.

   23.3*     Consent of William Duffy

   23.4*     Consent of Alan Elkes

   23.5*     Consent of Ronnie Lott


------------------------

 * Previously filed

** To be filed by future amendment

ITEM 28. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described in Item 24, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 8, 1997.


                                AMERICAN CHAMPION ENTERTAINMENT, INC.

                                By:               /s/ ANTHONY CHAN
                                     -----------------------------------------
                                                    Anthony Chan
                                              CHIEF EXECUTIVE OFFICER


    In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
                                  Officer, Chief Financial
       /s/ ANTHONY CHAN           Officer and Director
------------------------------    (principal executive         July 8, 1997
         Anthony Chan             officer and principal
                                  financial officer)

       /s/ GEORGE CHUNG
------------------------------  Chairman of the Board and      July 8, 1997
         George Chung             Director

      /s/ DON BERRYESSA
------------------------------  Vice President and             July 8, 1997
        Don Berryessa             Director

                                 EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
    1.1*     Form of Underwriting Agreement
    3.1*     Amended and Restated Certificate of Incorporation
    3.2*     Bylaws
    4.1*     Specimen stock certificate
    4.2*     Form of Warrant
    4.3*     Form of Underwriters' Warrant
  5**        Opinion of Sheppard, Mullin, Richter & Hampton LLP
   10.1*     1997 Stock Plan
   10.2*     Form of Stock Option Agreement for 1997 Stock Plan
   10.3*     1997 Non-Employee Directors Stock Option Plan
   10.4*     Form of Non-Employee Directors Stock Option Agreement
   10.5*     Form of Business Loan Agreement utilized for $455,000 of short-term loans due the earlier of July 1,
             1997 or consummation of the Offering
   10.6*     Business Loan Agreement between ABK and the Bank of Canton of California dated May 15, 1993, and related Promissory Note and Security Agreement
   10.7*     Business Loan Agreement between the Company and Silicon Valley Bank dated April 25, 1995, and related
             Promissory Note and Security Agreement
   10.8*     Promissory Note dated December 15, 1994 made payable by Messrs. Chung and Chan and their wives in favor of Michael Triantos M.D. Inc. Money Purchase and Profit Sharing Pension Plans Trust
   10.9*     Employment Agreement between the Company and George Chung dated March 4, 1997, effective upon the closing date of the Offering
   10.10*    Employment Agreement between the Company and Anthony Chan dated March 4, 1997, effective upon the closing date of the Offering
   10.11*    Employment Agreement between the Company and Don Berryessa dated March 4, 1997, effective upon the closing date of the Offering
   10.12*    Employment Agreement between the Company, AC Media and Jan Hutchins dated March 4, 1997, effective upon the closing date of the Offering
   10.13*    Convertible Loan Agreement dated as of May 5, 1995, between ABK and David Y. Lei
   10.14*    Convertible Loan Agreement dated as of December 8, 1994, between ABK and Thomas Y. Fu
   10.15*    Amended Deal Memo between ABK and Rick Fichter dated February 23, 1997, with respect to payments related to the Kanga Roddy Series
   10.16*    Consulting Agreement between the Company and the Managing Underwriter
   10.17*    Form of Indemnification Agreement
   10.18*    Form of Amendment No. 1 to Business Loan Agreement utilized for $455,000 of short-term loans due the earlier of July 1, 1997 or consummation of the Offering
   10.19*    Letter dated October 29, 1996 from the Company to Tim Pettitt regarding certain payments to the
             Montanas
   10.20*    Distribution Agreement dated June 18, 1996 by and between America's Best Karate and InteliQuest
   10.21*    Distribution Agreement, dated May 6, 1997, by and between KTEH, San Jose Public Television and
             American Champion Media, Inc.
   10.22*    Letter Agreement, dated June 1997, between AC Media, Inc. and Sega of America, Inc.
   10.23*    Business Loan Agreement between America's Best Karate and Karen Shen
   10.24*    Business Loan Agreement between America's Best Karate and Thomas J. Woo
   21.1      Subsidiaries of the Registrant
   23.1**    Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5)

   23.2*     Consent of Moore Stephens, P.C.
   23.3*     Consent of William Duffy
   23.4*     Consent of Alan Elkes
   23.5*     Consent of Ronnie Lott


------------------------

 * Previously filed

** To be filed by future amendment